UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Automatic Data Processing, Inc.
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AUTOMATIC DATA PROCESSING, INC.
One ADP Boulevard
Roseland, New Jersey 07068

Notice of 2016 Annual Meeting of Stockholders
___________________________________________________________

The 2016 Annual Meeting of Stockholders of Automatic Data Processing, Inc. will take place at 10:00 a.m., Eastern Standard Time, Tuesday, November 8, 2016 at our corporate headquarters, One ADP Boulevard, Roseland, New Jersey.

A Notice of Internet Availability of Proxy Materials or the proxy statement for the 2016 Annual Meeting of Stockholders is first being mailed to stockholders on or about Thursday, September 22, 2016.

The purposes of the meeting are to:

1.	Elect a board of directors;

2.	Hold an advisory vote on executive compensation;

3.	Ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent certified public accountants for fiscal year 2017; and

4.	Transact any other business that may properly come before the meeting or any adjournment(s) thereof.

Only stockholders of record at the close of business on September 9, 2016 are entitled to receive notice of, to attend, and to vote at the meeting. If you plan to attend the meeting in person, please note the admission procedures described under “How Can I Attend the Meeting?” on page 1 of the proxy statement.

Your vote is important, and we urge you to vote whether or not you plan to attend the meeting. The Notice of Internet Availability of Proxy Materials instructs you on how to access your proxy card to vote via the Internet or by telephone. If you receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the accompanying printed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By order of the Board of Directors

MICHAEL A. BONARTI
Secretary

September 22, 2016
Roseland, New Jersey

2016 Proxy Statement Summary

This summary highlights certain information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

2016 Annual Meeting of Stockholders

● Time and Date	10:00 a.m. Eastern Standard Time, Tuesday, November 8, 2016

● Place	One ADP Boulevard, Roseland, New Jersey, 07068

● Record Date	Stockholders of record at the close of business on September 9, 2016 are entitled to vote at the meeting in person or by proxy.

● Admission

Admission to the meeting is restricted to stockholders and/or their designated representatives. All stockholders will be required to show valid picture identification in order to be admitted to the meeting.

● Proxy Materials

Under rules adopted by the Securities and Exchange Commission, we are furnishing proxy materials to our stockholders primarily via the Internet instead of mailing printed copies of those materials to each stockholder. On September 22, 2016, we commenced the mailing to our stockholders (other than those who previously requested electronic or paper delivery) of a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

● How to Vote

The Notice of Internet Availability of Proxy Materials instructs you on how to access your proxy card to vote through the Internet or by telephone. If you receive a paper copy of the proxy materials, you may also vote your shares by completing, signing, dating and returning the accompanying printed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

Voting Matters and Board Voting Recommendations

		Board	Page Reference For
	Proposal	Recommendation	More Detail
Proposal 1:	Election of directors	For Each Nominee	5
Proposal 2:	Advisory resolution to approve compensation of named executive officers	For	21
Proposal 3:	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2017	For	63

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2016 Proxy Statement Summary

Election of Directors (Proposal 1)

The board of directors has nominated the following current directors for re-election as directors. Please refer to page 5 in this proxy statement for important information about the qualifications and experience of each of the following director nominees. The board of directors recommends a vote FOR each of the nominees for director.

		Director Since			Committee Memberships
Name	Age		Principal Occupation	Independent	AC	CC	NCGC	CDTAC
Peter Bisson	59	2015	Retired Director and Global Leader of the High-Tech Practice at McKinsey & Company	X			X	X
Richard T. Clark	70	2011	Retired Chairman and Chief Executive Officer of Merck & Co., Inc.	X	F	C
Eric C. Fast	67	2007	Retired Chief Executive Officer of Crane Co.	X	C, F	X
Linda R. Gooden	63	2009	Retired Executive Vice President of Lockheed Martin Corporation Information Systems & Global Solutions	X	F			C
Michael P. Gregoire	50	2014	Chief Executive Officer and Director of CA Technologies	X			X	X
R. Glenn Hubbard	58	2004	Dean of Columbia University’s Graduate School of Business	X		X	C
John P. Jones (Board Chairman)	65	2005	Retired Chairman and Chief Executive Officer of Air Products and Chemicals, Inc.	X
William J. Ready	36	2016	Senior Vice President, Global Head of Product and Engineering, PayPal	X			X	X
Carlos A. Rodriguez	52	2011	President and Chief Executive Officer of Automatic Data Processing, Inc.
Sandra S. Wijnberg(1)	60	2016	Executive Advisor, and Former Partner and Chief Administrative Officer of Aquiline Holdings	X
AC – Audit Committee
CC – Compensation Committee
NCGC – Nominating / Corporate Governance Committee
CDTAC – Corporate Development and Technology Advisory Committee
C – Committee Chair
F – Financial Expert

(1) Effective immediately after the 2016 Annual Meeting of Stockholders, Ms. Wijnberg will serve on the audit committee and the corporate development and technology advisory committee.

Automatic Data Processing, Inc. – Proxy Statement	|	ii

2016 Proxy Statement Summary

Advisory Resolution to Approve Executive Compensation (Proposal 2)

Consistent with the stockholders’ advisory vote at our 2011 Annual Meeting of Stockholders, we determined to hold the advisory say-on-pay vote to approve our named executive officer compensation on an annual basis. Therefore, we are asking our stockholders to approve, on an advisory basis, our named executive officer compensation for fiscal year 2016. Our stockholders will have the opportunity to approve, on an advisory basis, our named executive officer compensation for fiscal year 2017 at the 2017 Annual Meeting of Stockholders.

The board of directors recommends a vote FOR this resolution because it believes that the policies and practices described in the “Compensation Discussion and Analysis” section on page 22 of this proxy statement are effective in achieving the company’s goals of linking pay to performance and levels of responsibility, encouraging our executive officers to remain focused on both short-term and long-term operational and financial goals of the company and linking executive performance to stockholder value.

At our 2015 Annual Meeting of Stockholders, our stockholders approved the compensation of our fiscal year 2015 named executive officers by a vote of approximately 97% in favor.

Ratification of the Appointment of
Auditors (Proposal 3)

We are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent certified public accountants for fiscal year 2017. A summary of fees paid to Deloitte & Touche LLP for services provided in fiscal years 2015 and 2016 is provided on page 62 of this proxy statement. The board of directors recommends a vote FOR this ratification.

Fiscal Year 2016 Business Highlights

Fiscal year 2016 was another exciting and dynamic year that showcased our agility as we continued to adapt to the evolving needs of our clients and the changing regulatory environment within our human capital management (HCM) industry. During fiscal year 2016, we continued to focus on our global HCM strategy and our results reflect the strength of our underlying business model, our success in the market, and our focus on growth. This focus is evidenced by our investments in product innovation, service, and our sales force, as well as the disposition of the AdvancedMD® business. Our key business metrics in fiscal year 2016 continued to reflect a strong business model with a high percentage of recurring revenues, good margins, the ability to generate consistent, healthy cash flows, strong client retention, and low capital expenditure requirements.

The compensation committee’s determination of incentive compensation under our cash bonus program for all of our executive officers, including our named executive officers, was based on fiscal year 2016 revenue growth of 6.9%, excluding the incremental impact of foreign currency fluctuations in excess of the fluctuations assumed in the target, compared to a target of 7.3%, fiscal year 2016 new business bookings growth of 11.5% compared to a target of 8.6%, and fiscal year 2016 operating income growth of 10.3%, excluding the impact of certain items consistent with our adjusted EBIT reported for fiscal year 2016 (i.e., taxes, certain interest expense and interest income, a gain on sale of the AdvancedMD business, a gain on sale of a building, and a severance charge related to a broad-based workforce optimization effort), compared to a target of 11.6%. The incentive compensation under our PSU program was based on fiscal year 2016 earnings per share growth of 12.8%, which excluded the impact of the gain on sale of the AdvancedMD business, the gain on sale of a building, and the severance charge related to a broad-based workforce optimization effort, compared to a target of 13.5%.

Compensation Principles

We believe that compensation should be designed to create a direct link between performance and stockholder value. Five principles that guide our decisions involving executive compensation are that compensation should be:

●	based on (i) the overall performance of the company, (ii) the performance of each executive’s business unit and (iii) each executive’s individual performance;
●	closely aligned with the short-term and long-term financial and strategic objectives that build sustainable long-term stockholder value;
●	competitive, in order to attract and retain executives critical to our long-term success;

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2016 Proxy Statement Summary

●	consistent with high standards of corporate governance and best practices; and
●	designed to dampen the incentive for executives to take excessive risks or to behave in ways that are inconsistent with the company’s strategic planning processes and high ethical standards.

2016 Compensation Highlights

Consistent with our pay for performance philosophy, the compensation of our named executive officers is structured with a significant portion of their total compensation at risk and paid based on the performance of the company and the applicable business unit. Our financial performance in fiscal year 2016 impacted the compensation for all of our executive officers, not just our named executive officers, in several ways, most notably through our annual cash bonus plan and performance-based restricted stock program. Please refer to the “Compensation Discussion and Analysis” section on page 22 of this proxy statement, and the tables and narratives that follow on page 39 of this proxy statement, for more detail concerning the compensation of our named executive officers.

The following are key highlights of our fiscal 2016 executive compensation program:

● Base salary:

For fiscal year 2016, we increased the base salary of each named executive officer other than Messrs. Rodriguez and Flynn, which reflected a closing of the gap to the median market rate. As a result of the 16.7% salary increase received by Mr. Flynn during the second half of fiscal year 2015, he did not receive a further salary increase for fiscal year 2016.

● Annual cash bonus:

Fiscal year 2016 target bonuses as a percentage of base salary increased from fiscal year 2015 levels for all our named executive officers except for Mr. Rodriguez. The target bonus percentage for each of Messrs. Siegmund, Benjamin and Flynn increased from 80% to 100%, and from 70% to 80% for Mr. O’Brien. The threshold corporate performance goal established by the compensation committee for fiscal year 2016 was EBIT margin of 15%. As this performance goal was achieved, the annual bonuses were based on the performance of the company, the business units and the individual named executive officers for the 2016 fiscal year against the named executive officers’ bonus objectives.

● Equity awards:

As part of our equity compensation program in fiscal year 2016, consistent with fiscal year 2015, we granted our executive officers performance stock units (PSUs) and stock options, and certain executives received time-based restricted stock awards. As a result of our one-year earnings per share growth for fiscal year 2016, our executive officers achieved a payout percentage of 88% under our PSU program. This percentage payout applied to year 1 of the fiscal year 2016 award, which will be earned and issued at the end of the corresponding three-year performance period ending in fiscal year 2018, to year 2 of the fiscal year 2015 award, which will be earned and issued at the end of the corresponding three-year performance period ending in fiscal year 2017, and to year 3 of the fiscal year 2014 award, which was earned and issued at a payout percentage of 103% at the end of the corresponding three-year performance period ending in fiscal year 2016.

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2016 Proxy Statement Summary

A summary of fiscal year 2016 total direct compensation for our named executive officers is set forth in the following table:

	Base	Annual		Stock	Restricted
Name	Salary	Bonus	PSUs(1)(2)	Options(1)	Stock(1)	Total
Carlos A. Rodriguez
President and Chief Executive Officer	$1,000,000	$1,600,000	$3,318,779	$2,599,995	$0	$8,518,774
Jan Siegmund
Chief Financial Officer	$650,000	$688,400	$978,043	$419,988	$599,996	$3,336,427
Mark D. Benjamin
Division President	$525,000	$478,800	$636,820	$299,995	$599,996	$2,540,611
Edward B. Flynn
EVP, Worldwide Sales & Marketing	$525,000	$556,000	$566,948	$239,999	$0	$1,887,947
Dermot J. O’Brien
Chief Human Resources Officer	$520,000	$440,500	$581,336	$232,498	$499,957	$2,274,291

Footnotes:

1	Equity amounts are the grant date fair values for the fiscal year 2016 equity awards, which are the same amounts disclosed in the “Summary Compensation Table for Fiscal Year 2016” on page 39 of this proxy statement.

2	The amounts for the performance stock unit awards represent the grant date fair value of one-third of each of the fiscal year 2014, fiscal year 2015 and fiscal year 2016 target awards. In accordance with FASB ASC Topic 718, only the grant date fair value for the performance year in which performance targets are set is reported.

The mix of target total direct compensation (base salary, cash bonus, and long-term incentive awards) for fiscal year 2016 was designed to deliver the following approximate proportions of total compensation to Mr. Rodriguez, our chief executive officer, and the other named executive officers (on average) if company and individual target levels of performance are achieved:

CEO
11%
18%
71%
Base Salary
Annual Incentive
Long-Term Incentive

OTHER NEOs
27%
26%
47%
Base Salary
Annual Incentive
Long-Term Incentive

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2016 Proxy Statement Summary

Good Governance and Best Practices

We are committed to ensuring that our compensation programs reflect principles of good governance, including the following:

✓

Pay for performance: We design our compensation programs to link pay to performance and levels of responsibility, to encourage our executive officers to remain focused on both the short-term and long-term operational and financial goals of the company, and to link executive performance to stockholder value.

✓	Annual say-on-pay vote: We hold an advisory say-on-pay vote to approve our named executive officer compensation on an annual basis.
✓

Clawback policy: We adopted a Clawback Policy in fiscal year 2015 that provides the compensation committee with discretion to recover both cash and equity incentive compensation from any current or former executives.

✓	Stock ownership guidelines: We maintain stock ownership guidelines to encourage equity ownership by our executive officers.
✓

Double trigger change in control payments: Our Change in Control Severance Plan for Corporate Officers includes “double trigger” provisions, such that payments of cash and vesting of equity awards occur only if termination of employment without cause or with good reason occurs during the two-year period after a change in control.

✓	Limited perquisites: We provide limited perquisites that are viewed as consistent with our overall compensation philosophy.
✓	No IRC Section 280G or 409A tax gross-ups: We do not provide tax gross-ups under our change in control provisions or deferred compensation programs.
✓

No stock option repricing or discount stock options: We do not lower the exercise price of any outstanding stock options, and the exercise price of our stock options is not less than 100% of the fair market value of our common stock on the date of grant.

✓

Anti-hedging and anti-pledging policy: We prohibit our directors and executive officers from engaging in any hedging or similar transactions involving ADP securities, holding ADP securities in a margin account, or pledging ADP securities as collateral for a loan.

✓

Independence of our compensation committee and advisor: The compensation committee of our board of directors, which is comprised solely of independent directors, utilizes the services of Frederic W. Cook & Co., Inc. (“FW Cook”) as an independent compensation consultant. FW Cook reports to the compensation committee, does not perform any other services for the company other than in connection with an annual review of competitive director compensation for the nominating/corporate governance committee of our board of directors, and has no economic or other ties to the company or the management team that could compromise their independence and objectivity.

2016 Corporate Governance Highlights

We are committed to sound corporate governance practices that provide our stockholders with meaningful rights and foster strong independent leadership in our boardroom, such as:

✓	Annual election of directors
✓	Majority voting standard
✓	One share, one vote
✓	Proxy access by-law
✓	No overboarding policy
✓	No poison pill
✓	Independent board chair
✓	Stockholder ability to call special meetings
✓	Stockholder right to act by written consent
✓	Annual board assessment of corporate governance best practices

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2016 Proxy Statement Summary

✓	Significant board role in strategy and risk oversight
✓	Annual succession planning review

We firmly believe that creating sustainable long-term value for stockholders is enabled through such strong governance practices and open dialogue with stockholders through continuous direct engagement.

Building upon our effective framework for corporate governance, our board of directors implemented proxy access in August 2016. Our proxy access by-law provision permits a stockholder, or a group of up to twenty stockholders, that owns 3% or more of our stock continuously for at least three years, to nominate and include in our proxy materials candidates for election as directors. Such stockholder or group may nominate up to the greater of two individuals or 20% of our board, subject to satisfaction of the eligibility, notice and other requirements specified in our by-laws. Stockholders may utilize proxy access beginning with the company’s 2017 Annual Meeting of Stockholders.

Stockholder Engagement Process

We value stockholder engagement and feedback as we continue to deliver strong financial performance and sustained value creation for our investors. This year, at the direction of our board of directors, we expanded our investor engagement program to include outreach to our largest investors’ governance teams. These meetings are designed to keep our board of directors attuned to our stockholders’ views, which provide useful context as we seek to ensure the interests of our stockholders continue to be addressed. Senior members of ADP’s management team contacted investors representing more than a third of our shares outstanding, and we anticipate being able to meet with stockholders representing about 20% of shares outstanding as part of this outreach. We have begun open and informative discussions about our strategy, governance, and executive compensation practices and plan to continue to engage our stockholders to better understand and consider their views. What we learn from our stockholders through our ongoing discussions will be regularly shared with our board of directors.

Important Dates for the 2017 Annual Meeting of Stockholders

Please refer to the “Stockholder Proposals” section on page 64 of this proxy statement for more information regarding the applicable requirements for submission of stockholder proposals.

If a stockholder intends to submit any proposal (including pursuant to our proxy access by-law) for inclusion in the company’s proxy statement for the company’s 2017 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proposal must be received by the corporate secretary of the company no later than May 25, 2017.

Separate from the requirements of Rule 14a-8 relating to the inclusion of a stockholder proposal in the company’s proxy statement, the company’s amended and restated by-laws require that notice of a stockholder nomination for candidates for our board of directors (other than pursuant to our proxy access by-law) or any other business to be considered at the company’s 2017 Annual Meeting of Stockholders must be received by the company no earlier than July 11, 2017, and no later than August 10, 2017.

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Proxy Statement

The board of directors of Automatic Data Processing, Inc. is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders to be held on November 8, 2016 at 10:00 a.m. Eastern Standard Time, and at any postponement(s) or adjournment(s) thereof. The meeting will be held at our corporate headquarters, One ADP Boulevard, Roseland, New Jersey.

Under rules adopted by the Securities and Exchange Commission, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On September 22, 2016, we commenced the mailing to our stockholders (other than those who previously requested electronic or paper delivery of printed proxy materials) of a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our annual report on Form 10-K (which is not a part of the proxy soliciting material). This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources.

However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

The only outstanding class of securities entitled to vote at the meeting is our common stock, par value $0.10 per share. At the close of business on September 9, 2016, the record date for determining stockholders entitled to notice of, to attend, and to vote at the meeting, we had 454,375,205 issued and outstanding shares of common stock (excluding 184,337,237 treasury shares not entitled to vote). Each outstanding share of common stock is entitled to one vote with respect to each matter to be voted on at the meeting.

This proxy statement and our annual report on Form 10-K are also available on our corporate website at www.adp.com under “Financials” in the “Investor Relations” section.

Questions and Answers About the Annual Meeting and Voting

WHY AM I RECEIVING THESE PROXY MATERIALS?

We are providing these proxy materials to holders of shares of the company’s common stock, par value $0.10 per share, in connection with the solicitation of proxies by our board of directors for the forthcoming 2016 Annual Meeting of Stockholders to be held on November 8, 2016 at 10:00 a.m. Eastern Standard Time, and at any postponement(s) or adjournment(s) thereof. The company will bear all expenses in connection with this solicitation.

HOW CAN I ATTEND THE MEETING?

Admission to the meeting is restricted to stockholders and/or their designated representatives. If your shares are registered in your name and you plan to attend the meeting, your admission ticket will be the top portion of the proxy card. If your shares are in the name of your broker or bank or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement.

All stockholders will be required to show valid picture identification. If you do not have valid picture identification and either an admission ticket or proof of your stock ownership, you will not be admitted to the meeting. For security purposes, packages and bags will be inspected and you may be required to check these items. Please arrive early enough to allow yourself adequate time to clear security.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

The representation in person or by proxy of a majority of the issued and outstanding shares of stock entitled to vote at the meeting constitutes a quorum. Under our amended and restated certificate of incorporation and our amended and restated by-laws and under Delaware law, abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. A non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

1	|	Automatic Data Processing, Inc. – Proxy Statement

Questions and Answers About the Annual Meeting and Voting

HOW CAN I VOTE MY SHARES?

The Notice of Internet Availability of Proxy Materials instructs you on how to access your proxy card to vote through the Internet or by telephone. If you receive a paper copy of the proxy materials, you may also vote your shares by completing, signing, dating and returning the accompanying printed proxy in the enclosed envelope, which requires no postage if mailed in the United States. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted in accordance with the recommendations of our board of directors as indicated below. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person.

IF I HOLD SHARES IN STREET NAME, DOES MY BROKER NEED INSTRUCTIONS IN ORDER TO VOTE MY SHARES?

If your shares are held in “street name” (i.e., your shares are held by a bank, brokerage firm or other nominee), you must provide voting instructions to your bank or broker by the deadline provided in the materials you receive from your bank or broker. If you hold your shares in street name and you do not instruct your bank or broker as to how to vote your shares, your bank or broker may only vote your shares in its discretion on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2017 (Proposal 3), but will not be allowed to vote your shares on any of the other proposals described in this proxy statement, including the election of directors. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of any of the other proposals described in this proxy statement because the non-votes are not considered in determining the number of votes necessary for approval.

WHAT MATTERS WILL BE VOTED ON AT THE MEETING, WHAT ARE MY VOTING CHOICES, AND HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?	Proposal	Voting Choices	Board Recommendation
	Proposal 1: Election of the 10 nominees named in this proxy statement to serve on the company’s board of directors	●For all ●For all except identified director nominee(s) ●Withhold all	FOR election of all 10 director nominees

Proposal 2: Advisory resolution approving the compensation of the company’s named executive officers as disclosed in the “Compensation Discussion and Analysis” section on page 22 of this proxy statement and accompanying compensation tables

		●For ●Against ●Abstain	FOR
	Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2017	●For ●Against ●Abstain	FOR

So far as the board of directors is aware, only the above matters will be acted upon at the meeting. If any other matters properly come before the meeting, the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting the proxy.

Automatic Data Processing, Inc. – Proxy Statement	|	2

Questions and Answers About the Annual Meeting and Voting

HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSALS, AND WHAT IS THE EFFECT OF ABSTENTIONS OR WITHHELD VOTES?

Proposal 1:

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon is required to elect a director, provided that if the number of nominees exceeds the number of directors to be elected (a situation that the company does not anticipate), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy. Votes may be cast in favor of all nominees, withheld from all nominees or withheld from specifically identified nominees. Votes that are withheld will have the effect of a negative vote, provided that if the number of nominees exceeds the number of directors to be elected, withheld votes will be excluded entirely and will have no effect on the vote. A broker non-vote will have no effect on the outcome of this proposal because the non-votes are not considered in determining the number of votes necessary for approval.

Proposal 2:

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon is required to approve the advisory resolution on executive compensation. Votes may be cast in favor of or against this proposal or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote. A broker non-vote will have no effect on the outcome of the advisory resolution because the non-votes are not considered in determining the number of votes necessary for approval. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the compensation committee or the board of directors. Because we value our stockholders’ views, however, the compensation committee and the board of directors will consider the results of this advisory vote when formulating future executive compensation policy.

Proposal 3:

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon is required to ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the company’s independent certified public accountants for fiscal year 2017. Votes may be cast in favor of or against this proposal or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote. Brokers have the authority to vote shares for which their customers did not provide voting instructions on the ratification of the appointment of Deloitte & Touche LLP.

MAY I REVOKE MY PROXY OR CHANGE MY VOTE?

If your shares are registered in your name, you may revoke your proxy and change your vote prior to the completion of voting at the Annual Meeting by:

●submitting a valid, later-dated proxy card or a later-dated vote in accordance with the voting instructions on the Notice of Internet Availability of Proxy Materials in a timely manner; or

●giving written notice of such revocation to the company’s corporate secretary prior to or at the Annual Meeting or by voting in person at the Annual Meeting.

If your shares are held in “street name,” you should contact your bank or broker and follow its procedures for changing your voting instructions. You also may vote in person at the Annual Meeting if you obtain a legal proxy from your bank or broker.

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Questions and Answers About the Annual Meeting and Voting

IS MY VOTE CONFIDENTIAL?

Proxies and ballots identifying the vote of individual stockholders will be kept confidential from our management and directors, except as necessary to meet legal requirements in cases where stockholders request disclosure or in a contested election.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

The preliminary voting results will be announced at the Annual Meeting. The final voting results, which are tallied by independent tabulators and certified by independent inspectors, will be published in the company’s current report on Form 8-K, which we are required to file with the Securities and Exchange Commission within four business days following the Annual Meeting.

WHAT IS “HOUSEHOLDING”?

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but share the same address, we have adopted a procedure known as “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered stockholder and choose to have separate copies of our Notice of Internet Availability of Proxy Materials, proxy statement and annual report on Form 10-K mailed to you, you must “opt-out” by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 or by calling 1-866-540-7095 and we will cease householding all such disclosure documents within 30 days. If we do not receive instructions to remove your accounts from this service, your accounts will continue to be “householded” until we notify you otherwise. If you own our common stock in nominee name (such as through a broker), information regarding householding of disclosure documents should have been forwarded to you by your broker.

You can also contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

Automatic Data Processing, Inc. – Proxy Statement	|	4

Proposal 1 Election of Directors

The board of directors has nominated the following current directors for re-election as directors. Properly executed proxies will be voted as marked. Unmarked proxies will be voted in favor of electing the persons named below (each of whom is now a director) as directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. If any nominee is no longer a candidate at the time of the meeting (a situation that we do not anticipate), proxies will be voted in favor of remaining nominees and may be voted for substitute nominees designated by the board of directors.

Name	Age	Served as a Director Continuously Since	Principal Occupation
Peter Bisson	59	2015	Retired Director and Global Leader of the High-Tech Practice at McKinsey & Company
Richard T. Clark	70	2011	Retired Chairman and Chief Executive Officer of Merck & Co., Inc.
Eric C. Fast	67	2007	Retired Chief Executive Officer of Crane Co., a manufacturer of industrial products
Linda R. Gooden	63	2009	Retired Executive Vice President of Lockheed Martin Corporation Information Systems & Global Solutions
Michael P. Gregoire	50	2014	Chief Executive Officer and Director of CA Technologies
R. Glenn Hubbard	58	2004	Dean of Columbia University’s Graduate School of Business
John P. Jones (Board Chairman)	65	2005	Retired Chairman and Chief Executive Officer of Air Products and Chemicals, Inc., an industrial gas and related industrial process equipment business
William J. Ready	36	2016	Senior Vice President, Global Head of Product and Engineering, PayPal
Carlos A. Rodriguez	52	2011	President and Chief Executive Officer of Automatic Data Processing, Inc.
Sandra S. Wijnberg	60	2016	Executive Advisor, and Former Partner and Chief Administrative Officer of Aquiline Holdings

5	|	Automatic Data Processing, Inc. – Proxy Statement

Proposal 1

Below are summaries of the principal occupations, business experience, and background of the nominees.

Peter Bisson
Director since: 2015 Independent

Retired Director at McKinsey & Company

Mr. Bisson was a Director and the Global Leader of the High-Tech Practice at McKinsey & Company prior to his retirement in June 2016. Mr. Bisson also held a number of other leadership positions at McKinsey & Company, including chair of its knowledge committee, which guides the firm’s knowledge investment and communication strategies, member of the firm’s shareholders committee, and leader of the firm’s strategy and telecommunications practices. In more than 30 years at McKinsey & Company, Mr. Bisson advised a variety of multinational public companies, including ADP, in the technology-based products and services industry. His experience includes advising clients on corporate strategy and M&A, design and execution of performance improvement programs, marketing and technology development. Mr. Bisson’s broad experience in the technology industry is a valuable asset to our board of directors and contributes to the oversight of the company’s strategic direction and growth.

Richard T. Clark
Director since: 2011 Independent

Retired Chairman and Chief Executive Officer of Merck & Co., Inc.

Mr. Clark is the retired chairman of the board, chief executive officer, and president of Merck & Co., Inc. Mr. Clark served as chairman of Merck & Co., Inc. from April 2007 until December 2011, as chief executive officer from May 2005 until December 2010, and as president from May 2005 until April 2010. He held a variety of other positions during his 39-year tenure at Merck, including president of the Merck manufacturing division from June 2003 to May 2005, and chairman and chief executive officer of Medco Health Solutions, Inc. from March 2002 to June 2003. Mr. Clark is the lead independent director of Corning Incorporated, a global manufacturing company, and serves on the advisory board of American Securities, a private equity firm. With a proven track record of leadership and achievement, Mr. Clark offers our board of directors broad managerial and operational expertise, as well as extensive experience in the issues facing public companies and multinational businesses.

Eric C. Fast
Director since: 2007 Independent

Retired Chief Executive Officer of Crane Co.

Mr. Fast is the retired chief executive officer, president, and director of Crane Co., a manufacturer of industrial products. Mr. Fast served as the chief executive officer of Crane Co. from April 2001 until January 2014, as president from 1999 through January 2013, and as a director from 1999 to January 2014. Mr. Fast is also a director of National Integrity Life Insurance Company and Regions Financial Corporation, and serves as a director/trustee of the twelve investment companies in the Lord Abbett Family of Funds. He was a director of Convergys Corporation from 2000 to 2007. Mr. Fast also served as a managing director, co-head of global investment banking, and a member of the management committee of Salomon Smith Barney from 1997 to 1998. Mr. Fast held those same positions at Salomon Brothers Inc. from 1995 until the merger of Salomon Brothers Inc. and Travelers/Smith Barney, and prior to that he was co-head of U.S. corporate finance at Salomon Brothers Inc. from 1991 to 1995. Mr. Fast has extensive financial and transactional experience, demonstrated by his career in investment banking prior to his tenure at Crane Co. With years of demonstrated leadership ability, Mr. Fast contributes significant organizational skills to our board of directors, including expertise in financial, accounting, and transactional matters.

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Proposal 1

Linda R. Gooden
Director since: 2009 Independent

Retired Executive Vice President of Lockheed Martin Corporation Information Systems & Global Solutions

Ms. Gooden is the retired executive vice president – information systems & global solutions of Lockheed Martin Corporation, a position that she held from January 2007 to March 2013. She previously served as deputy executive vice president – information & technology services of Lockheed Martin Corporation from October 2006 to December 2006, and president, Lockheed Martin Information Technology from September 1997 to December 2006. Ms. Gooden serves on the boards of General Motors Company and The Home Depot. She is also a director of WGL Holdings, Inc., a public utility holding company, and Washington Gas Light Company, a subsidiary of WGL Holdings, Inc. Ms. Gooden brings to our board of directors broad managerial and operational expertise, a strong background in information technology, as well as a proven track record of achievement and sound business judgment demonstrated throughout her career with Lockheed Martin Corporation.

Michael P. Gregoire
Director since: 2014 Independent

Chief Executive Officer and Director of CA Technologies

Mr. Gregoire is chief executive officer and a director of CA Technologies. He served as president and chief executive officer of Taleo Corporation, a provider of on-demand talent management software solutions, from March 2005 until its acquisition by Oracle Corporation in April 2012, as chairman of the board from May 2008 to April 2012, and as a director from April 2005 to April 2012. Mr. Gregoire served as executive vice president, global services and held various other senior management positions at PeopleSoft, Inc. from May 2000 to January 2005. Mr. Gregoire was managing director for global financial markets at Electronic Data Systems, Inc. from 1996 to April 2000, and in various other roles from 1988 to 1996. He has also served as a director of ShoreTel, Inc. from November 2008 to January 2014 and the chair of its compensation committee from July 2010 to January 2014. Mr. Gregoire is also a director of NPower, a nonprofit information technology services network, since September 2013. Mr. Gregoire brings to our board of directors extensive executive leadership experience with public companies in the software and services business and extensive experience in the technology industry. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.

R. Glenn Hubbard
Director since: 2004 Independent

Dean of Columbia University’s Graduate School of Business

Mr. Hubbard has been the dean of Columbia University’s Graduate School of Business since 2004 and has been the Russell L. Carson professor of finance and economics since 1994. He is also a director of BlackRock Closed-End Funds and MetLife, Inc. and a member of the Panel of Economic Advisors for the Federal Reserve Bank of New York. Mr. Hubbard served as a director of KKR Financial Holdings, LLC from 2004 until 2014, Information Services Group, Inc. from 2006 to 2008, Duke Realty Corporation from 2004 to 2008, Capmark Financial Corporation from 2006 to 2008, Dex Media, Inc. from 2004 to 2006, and R.H. Donnelley Corporation in 2006. Mr. Hubbard was chairman of the President’s Council of Economic Advisers from 2001 to 2003. Mr. Hubbard provides our board of directors with substantial knowledge of and expertise in global macroeconomic conditions and economic, tax and regulatory policies, as well as perspective on financial markets. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.

7	|	Automatic Data Processing, Inc. – Proxy Statement

Proposal 1

John P. Jones
Director since: 2005 Independent

Retired Chairman and Chief Executive Officer of Air Products and Chemicals, Inc.

Mr. Jones is the retired chairman of the board, chief executive officer, and president of Air Products and Chemicals, Inc., an industrial gas and related industrial process equipment business. Mr. Jones served as chairman of Air Products and Chemicals, Inc. from October 2007 until April 2008, as chairman and chief executive officer from September 2006 until October 2007, and as chairman, president, and chief executive officer from December 2000 through September 2006. He also served as a director of Sunoco, Inc. from 2006 to 2012. With a track record of achievement and sound business judgment demonstrated during his thirty-six year tenure at Air Products and Chemicals, Inc., Mr. Jones brings to the board of directors extensive experience in issues facing public companies and multinational businesses, including organizational management, strategic planning, and corporate governance matters, combined with proven business and financial acumen.

William J. Ready
Director since: 2016 Independent

Senior Vice President, Global Head of Product and Engineering, PayPal

Mr. Ready has been PayPal’s senior vice president, global head of product and engineering since January 2015. Since August 2011, he has been the chief executive officer of Braintree, a mobile and web payment systems company acquired by PayPal in 2013. Prior to Braintree, Mr. Ready was executive in residence at Accel Partners, a leading Silicon Valley venture capital and growth equity firm. A veteran of the payments industry, Mr. Ready has also served as president of iPay Technologies beginning in 2008 through its sale in 2010. He also worked as a strategy consultant for McKinsey & Company, where he advised leading financial technology companies. Mr. Ready brings to our board of directors deep operational experience and knowledge of the consumer space and technology industry.

Carlos A. Rodriguez
Director since: 2011 Management

President and Chief Executive Officer of Automatic Data Processing, Inc.

Mr. Rodriguez is president and chief executive officer of the company. He served as president and chief operating officer of the company before he was appointed to his current position in November 2011. Having started his career at the company in 1999, Mr. Rodriguez previously served as president of several key businesses, including National Accounts Services, Employer Services International, Small Business Services, and Professional Employer Organization, giving him deep institutional knowledge across the company’s business. Mr. Rodriguez was also a director of Hubbell Inc., a manufacturer of electrical and electronic products, from 2009 to 2016. Mr. Rodriguez brings a wealth of business acumen and leadership experience to our board of directors, coupled with a proven track record of integrity, achievement, and strategic vision.

Automatic Data Processing, Inc. – Proxy Statement	|	8

Proposal 1

Sandra S. Wijnberg
Director since: 2016 Independent

Executive Advisor, and Former Partner and Chief Administrative Officer of Aquiline Holdings

Ms. Wijnberg is an executive advisor to and former partner, chief administrative officer and member of the board of Aquiline Holdings, a registered investment advisory firm she joined in 2007. From 2014 to 2015, Ms. Wijnberg left Aquiline Holdings to work in Jerusalem at the behest of the U.S. State Department as the deputy head of mission, Office of the Quartet. Prior to joining Aquiline Holdings, she was the senior vice president and chief financial officer of Marsh & McLennan Companies, Inc., from January 2000 to April 2006. From 1997 to 2000, Ms. Wijnberg was the senior vice president, treasurer and (from 1999 to 2000) interim chief financial officer of YUM! Brands, Inc. She previously served on the boards of Tyco International plc from 2003 to 2016 and TE Connectivity Ltd. from 2007 to 2009. Ms. Wijnberg is a seasoned business leader with significant finance and business operations expertise as well as international experience that provides a valuable perspective to our board of directors.

Stockholder Approval Required

At the 2016 Annual Meeting of Stockholders, directors will be elected by the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon, provided that if the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

9	|	Automatic Data Processing, Inc. – Proxy Statement

Corporate Governance

The board of directors’ categorical standards of director independence are consistent with NASDAQ Stock Market (“NASDAQ”) listing standards and are available in the company’s corporate governance principles on our corporate website at www.adp.com under “Investor Relations” in the “Corporate Governance” section. The board of directors has determined that Ms. Gooden, Ms. Wijnberg and Messrs. Bisson, Clark, Fast, Gregoire, Hubbard, Jones and Ready meet these standards and are independent directors for purposes of the NASDAQ listing standards. All current members of the audit, compensation and nominating/corporate governance committees are independent.

It is our policy that our directors attend the Annual Meetings of Stockholders. All of our directors then in office attended our 2015 Annual Meeting of Stockholders.

During fiscal year 2016, our board of directors held five meetings. All of our incumbent directors attended at least 75%, in the aggregate, of the meetings of the board of directors and the committees of which they were members during the periods that they served on our board of directors during fiscal year 2016.

Executive sessions of the non-management directors are held during each board of directors and committee meeting. Mr. Jones, our independent non-executive chairman of the board, presided at each executive session of the board of directors.

Board Leadership Structure

Our corporate governance principles do not require the separation of the roles of chairman of the board and chief executive officer because the board believes that effective board leadership can depend on the skills and experience of, and personal interaction between, people in leadership roles. Our board of directors is currently led by Mr. Jones, our independent non-executive chairman of the board. Mr. Rodriguez, our chief executive officer, serves as a member of the board of directors. The board of directors believes this leadership structure is in the best interests of the company’s stockholders at this time. Separating these positions allows our chief executive officer to focus on developing and implementing the company’s business plans and supervising the company’s day-to-day business operations, and allows our chairman of the board to lead the board of directors in its oversight, advisory, and risk management roles.

Director Nomination Process

When the board of directors decides to recruit a new member, or when the board of directors considers any director candidates submitted for consideration by our stockholders, it seeks strong candidates who, ideally, meet all of its categorical standards of director independence, and who are, preferably, senior executives of large companies who have backgrounds directly related to our technologies, markets and/or clients. Additionally, candidates should possess the following personal characteristics: (i) business community respect for his or her integrity, ethics, principles, insights and analytical ability; and (ii) ability and initiative to frame insightful questions, speak out and challenge questionable assumptions and disagree without being disagreeable. The nominating/corporate governance committee will not consider candidates who lack the foregoing personal characteristics. In addition, the nominating/corporate governance committee considers a wide range of other factors in determining the composition of our board of directors, including age, diversity of background, diversity of thought, and other individual qualities such as professional experience, skills, education, and training. The nominating/corporate governance committee retains a third-party search firm from time to time to identify and evaluate, as appropriate, potential nominees to the board, including in connection with the appointment of Mr. Ready and Ms. Wijnberg in fiscal year 2016.

Nominations of candidates for our board of directors by our stockholders for consideration at our 2016 Annual Stockholder Meeting are subject to the deadlines and other requirements described under “Stockholder Proposals” on page 64 of this proxy statement.

Automatic Data Processing, Inc. – Proxy Statement	|	10

Corporate Governance

Retirement Policy

Our director retirement policy provides that, subject to such exceptions on a case by case basis as the board of directors shall determine, no person will be nominated by the board of directors to serve as a director following the date he or she turns 72. Management directors who are no longer officers of the company are required to offer to resign from the board of directors.

Committees of the Board of Directors

The table below provides membership and meeting information for each of the committees of the board of directors.

Committee Memberships
Name	AC	CC	NCGC	CDTAC
Ellen R. Alemany	X			X
Peter Bisson			X	X
Richard T. Clark	F	C
Eric C. Fast	C, F	X
Linda R. Gooden	F			C
Michael P. Gregoire			X	X
R. Glenn Hubbard		X	C
William J. Ready			X	X
Number of meetings held in fiscal year 2016	7	4	3	3

AC - Audit Committee	CDTAC - Corporate Development and Technology
CC - Compensation Committee	Advisory Committee
NCGC - Nominating / Corporate Governance Committee	F - Financial Expert
C - Committee Chair

Effective immediately after the 2016 Annual Meeting of Stockholders, Ms. Wijnberg will serve on the audit committee and the corporate development and technology advisory committee. Ms. Wijnberg is deemed a financial expert for purposes of her service on the audit committee.

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Corporate Governance

Audit Committee
Eric C. Fast Committee Chair Other committee members: Ellen R. Alemany Richard T. Clark Linda R. Gooden

The audit committee’s principal functions are to assist the board of directors in fulfilling its oversight responsibilities with respect to:

●our systems of internal controls regarding finance, accounting, legal compliance, and ethical behavior;

●our auditing, accounting and financial reporting processes generally;

●our financial statements and other financial information that we provide to our stockholders, the public and others;

●our compliance with legal and regulatory requirements;

●the appointment, compensation, retention and performance of our independent auditors and the selection of the lead audit partner; and

●the performance of our corporate audit department.

The audit committee acts under a written charter, which is available online on our corporate website at www.adp.com under “Investor Relations” in the “Corporate Governance” section. Effective immediately after the 2016 Annual Meeting of Stockholders, Ms. Wijnberg will serve on the audit committee. The members of the audit committee, including Ms. Wijnberg upon her service, are independent and financially literate under NASDAQ listing standards. A further description of the role of the audit committee is set forth on page 60 under “Audit Committee Report.”

Nominating/Corporate Governance Committee
R. Glenn Hubbard Committee Chair Other committee members: Peter Bisson Michael P. Gregoire William J. Ready

The principal functions of the nominating/corporate governance committee are to:

●identify individuals qualified to become members of the board of directors and recommend a slate of nominees to the board of directors annually;

●ensure that the audit, compensation and nominating/corporate governance committees of the board of directors have the benefit of qualified and experienced independent directors;

●review and reassess annually the adequacy of the board of directors’ corporate governance principles and recommend changes as appropriate;

●oversee the evaluation of the board of directors and management and recommend to the board of directors senior managers to be elected as new corporate vice presidents of the company; and

●review our policies and programs that relate to matters of corporate citizenship.

The nominating/corporate governance committee acts under a written charter, which is available online on our corporate website at www.adp.com under “Investor Relations” in the “Corporate Governance” section. The members of the nominating/corporate governance committee satisfy the independence requirements of NASDAQ listing standards.

Automatic Data Processing, Inc. – Proxy Statement	|	12

Corporate Governance

Compensation Committee
Richard T. Clark Committee Chair Other committee members: Eric C. Fast R. Glenn Hubbard

The compensation committee sets and administers our executive compensation program. See “Compensation Discussion and Analysis” on page 22 of this proxy statement.

The compensation committee is authorized to engage the services of outside advisors, experts and others to assist the committee. For fiscal year 2016, the compensation committee sought advice from Frederic W. Cook & Co., Inc., an independent compensation consulting firm specializing in executive and director compensation. For further information about Frederic W. Cook & Co., Inc.’s services to the compensation committee, see “Compensation Discussion and Analysis” under “Compensation Consultant” on page 27 of this proxy statement.

The compensation committee acts under a written charter, which is available online on our corporate website at www.adp.com under “Investor Relations” in the “Corporate Governance” section. The members of the compensation committee satisfy the independence requirements of NASDAQ listing standards. In addition, each member of the compensation committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” as defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee may form and delegate authority to subcommittees when appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of NASDAQ.

Corporate Development and Technology Advisory Committee
Linda R. Gooden Committee Chair Other committee members: Ellen R. Alemany Peter Bisson Michael P. Gregoire William J. Ready

The corporate development and technology advisory committee’s principal functions are to act in an advisory capacity to the Board and management concerning potential acquisitions, strategic investments, divestitures and matters of technology and innovation. Effective immediately after the 2016 Annual Meeting of Stockholders, Ms. Wijnberg will serve on the corporate development and technology advisory committee.

The corporate development and technology advisory committee acts under a written charter, which is available online on our corporate website at www.adp.com under “Investor Relations” in the “Corporate Governance” section.

13	|	Automatic Data Processing, Inc. – Proxy Statement

Corporate Governance

The Board’s Role in Risk Oversight

Our board of directors provides oversight with respect to the company’s enterprise risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate the various risks confronting the company, including risks that are related to the achievement of the company’s operational and financial strategy. The board of directors performs this oversight function periodically as part of its meetings and also through its committees, each of which examines various components of enterprise risk as part of its assigned responsibilities. Management is responsible for implementing and supervising day-to-day risk management processes and reporting to the board of directors and its committees as necessary.

Our audit committee focuses on financial risks, including reviewing with management, the company’s internal auditors, and the company’s independent auditors the company’s major financial risk exposures, the adequacy and effectiveness of accounting and financial controls, and the steps management has taken to monitor and control financial risk exposures. In addition, our audit committee reviews risks related to compliance with applicable laws, regulations, and ethical standards, and also operational risks related to information security and system disruption. Our audit committee regularly receives, reviews and discusses with management presentations and analyses on various risks confronting the company.

Our nominating/corporate governance committee oversees risks associated with board structure and other corporate governance policies and practices, including review and approval of any related-person transactions under our Related Persons Transaction Policy. Our compensation committee oversees risks related to compensation matters. Our committees report on risk oversight matters directly to the board of directors on a regular basis.

Our compensation committee considered the risks presented by the company’s compensation policies and practices at its meetings in August 2015 and 2016 and believes that our policies and practices of compensating employees do not encourage excessive or unnecessary risk-taking for the following reasons:

✓	Our incentive plans have diverse performance measures, including company and business unit financial measures, operational measures, and individual goals;
✓	Our compensation programs balance annual and long-term incentive opportunities;
✓	We cap incentive plan payouts within a reasonable range;
✓	The mix of performance-based equity awards and stock options in our long-term incentive programs serves the best interests of stockholders and the company;
✓	Our stock ownership guidelines link the interests of our executive officers to those of our stockholders; and
✓

Our clawback policy allows for the recovery of both cash and equity incentive compensation from any current or former executive who engages in any activity that is in conflict with or adverse to the company’s interests, including fraud or conduct contributing to any financial restatements or irregularities.

Communications with All Interested Parties

All interested parties who wish to communicate with the board of directors, the audit committee, or the non-management directors, individually or as a group, may do so by sending a detailed letter to P.O. Box 34, Roseland, New Jersey 07068, leaving a message for a return call at 973-974-5770 or sending an email to adp_audit_committee@adp.com. We will relay any such communication to the non-management director to which such communication is addressed, if applicable, or to the most appropriate committee chairperson, the

Automatic Data Processing, Inc. – Proxy Statement	|	14

Corporate Governance

chairman of the board, or the full board of directors, unless, in any case, it is outside the scope of matters considered by the board of directors or duplicative of other communications previously forwarded to the board of directors. Communications to the board of directors, the non-management directors, or to any individual director that relate to the company’s accounting, internal accounting controls, or auditing matters are referred to the chairperson of the audit committee.

Transactions with Related Persons

We have a written “Related Persons Transaction Policy” pursuant to which any transaction between the company and a “related person” in which such related person has a direct or indirect material interest, and where the amount involved exceeds $120,000, must be submitted to our nominating/corporate governance committee for review, approval, or ratification.

A “related person” means a director, executive officer or beneficial holder of more than 5% of the company’s outstanding common stock, or any immediate family member of the foregoing, as well as any entity at which any such person is employed, is a partner or principal (or holds a similar position), or is a beneficial owner of a 10% or greater direct or indirect equity interest. Our directors and executive officers must inform our general counsel at the earliest practicable time of any plan to engage in a potential related person transaction.

This policy requires our nominating/corporate governance committee to be provided with full information concerning the proposed transaction, including the benefits to the company and the related person, any alternative means by which to obtain like benefits, and terms that would prevail in a similar transaction with an unaffiliated third party. In considering whether to approve any such transaction, the nominating/corporate governance committee will consider all relevant factors, including the nature of the interest of the related person in the transaction and whether the transaction may involve a conflict of interest.

Specific types of transactions are excluded from the policy, such as, for example, transactions in which the related person’s interest derives solely from his or her service as a director of another entity that is a party to the transaction.

Availability of Corporate Governance Documents

Our Corporate Governance Principles and Related Persons Transaction Policy may be viewed online on the company’s website at www.adp.com under ”Investor Relations” in the “Corporate Governance” section. Our Code of Business Conduct & Ethics and Code of Ethics for Principal Executive Officer and Senior Financial Officers may be

found at www.adp.com under “Investor Relations” in the “Corporate Governance” section. In addition, these documents are available in print to any stockholder who requests them by writing to Investor Relations at the company’s headquarters.

Compensation Committee Interlocks and Insider Participation

Messrs. Clark, Fast and Hubbard are the three independent directors who sit on the compensation committee. No compensation committee member has ever been an officer of the company. During fiscal year 2016 and as of the date of this proxy statement, no compensation committee member has been an employee of the company or eligible to participate in our employee compensation programs or plans, other than the company’s 2008 Omnibus Award Plan under which non-employee directors have received stock option grants and deferred stock units. None of the executive officers of the company have served on the compensation committee or on the board of directors of any entity that employed any of the compensation committee members or directors of the company.

15	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation of Non-Employee Directors

The annual retainer for non-employee directors is $260,000, $155,000 of which is paid in the form of deferred stock units and $105,000 of which may, at the election of each director, be paid in cash or in deferred stock units. In addition, the chairman of our board of directors receives an incremental retainer of $165,000, $82,500 of which is paid in the form of deferred stock units and $82,500 of which may, at the election of the chairman, be paid in cash or in deferred stock units. This incremental retainer results in a total annual retainer of $425,000 for the chairman of our board of directors. The chair of the audit committee was paid an additional annual retainer of $20,000, the chair of the compensation committee was paid an additional annual retainer of $15,000, and the chair of each of the nominating/corporate governance committee and the corporate development and technology advisory committee was paid an additional annual retainer of $10,000. Meeting fees are not paid in respect of the first seven meetings of the board of directors or of any individual committee. Non-employee directors receive $2,000 for each board of directors meeting attended and $1,500 for each committee meeting attended beginning with the eighth meeting of the board of directors or any individual committee, as applicable. Meeting fees and the additional annual retainer may, at the election of each director, be paid in cash, deferred, or paid in deferred stock units. Directors who are employees of the company or any of our subsidiaries receive no remuneration for services as a director.

The nominating/corporate governance committee is responsible for reviewing, evaluating, and making recommendations to the board on an annual basis with respect to all aspects of non-employee director compensation. The full board then reviews these recommendations and makes a final determination on the compensation of our non-employee directors. During fiscal year 2016, the nominating/corporate governance committee engaged Frederic W. Cook & Co., Inc., compensation consultant to the compensation committee, to review the design and competitiveness of our non-employee director compensation program. In connection with this annual review, the board of directors approved an annual retainer increase to $290,000 for non-employee directors, to be effective at the time of the 2016 Annual Meeting of Stockholders, $175,000 of which will be paid in the form of deferred stock units and $115,000 of which may, at the election of each director, be paid in cash or in deferred stock units. The board of directors also approved an annual retainer increase for the chair of each of the nominating/corporate governance committee and the corporate development and technology advisory committee by $5,000 to $15,000, to be effective at the time of the 2016 Annual Meeting of Stockholders. All of our non-employee directors chose to receive the entire elective portion of their annual retainers in the form of deferred stock units. Under our 2008 Omnibus Award Plan, a director may specify whether, upon separation from the board, he or she would like to receive the deferred cash amounts in such director’s deferred account in a lump sum payment or in a series of substantially equal annual payments over a period ranging from two to ten years.

Pursuant to our 2008 Omnibus Award Plan, each non-employee director is credited with an annual grant of deferred stock units on the date established by the board for the payment of the annual retainer equal in number to the quotient of $155,000, or $237,500 in the case of the chairman of the board of directors, divided by the closing price of a share of our common stock on the date this amount is credited. Deferred stock units are fully vested when credited to a director’s account. When a dividend is paid on our common stock, each director’s account is credited with an amount equal to the cash dividend. When a director ceases to serve on our board, such director will receive a number of shares of common stock equal to the number of deferred stock units in such director’s account and a cash payment equal to the dividend payments accrued, plus interest on the dividend equivalents from the date such dividend equivalents were credited. The interest will be paid with respect to each twelve-month period beginning on November 1 of such period to the date of payment and will be equal to the rate for five-year U.S. Treasury Notes published in The Wall Street Journal® on the first business day of November of each such twelve-month period plus 0.50%. Non-employee directors do not have any voting rights with respect to their deferred stock units.

Non-employee directors no longer receive annual stock option grants. Prior to our 2010 Annual Meeting of Stockholders, upon initial election to the board of directors, a non-employee director received a grant of options to purchase 5,000 shares of common stock if such director attended a regularly scheduled board of directors meeting prior to the next Annual Meeting of Stockholders. Thereafter, a non-employee director received an annual grant of options to purchase 5,000 shares of common

Automatic Data Processing, Inc. – Proxy Statement	|	16

Compensation of Non-Employee Directors

stock. All such options were granted under the 2008 Omnibus Award Plan, have a term of ten years, and were granted at the fair market value of the common stock as determined by the closing price of our common stock on the NASDAQ Global Select Market on the date of the grant.

In addition, non-employee directors who have been non-employee directors for at least ten years will have all of their options vested upon retirement from the board of directors and will have 36 months to exercise their options. Non-employee directors who have served as non-employee directors for fewer than ten years at the time they retire or otherwise leave the board will not qualify for accelerated vesting, but will have 60 days to exercise their then-vested options. Notwithstanding the foregoing, all options will expire no more than ten years from their date of grant.

Our share ownership guidelines are intended to promote ownership in the company’s stock by our non-employee directors and to align their financial interests more closely with those of other stockholders of the company. Each non-employee director has a minimum shareholding requirement of our common stock equal to five times his or her annual cash retainer.

The following table shows compensation for our non-employee directors for fiscal year 2016.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2016

Name	Fees Earned or Paid in Cash(10) ($)	Stock Awards(11) ($)	All Other Compensation(12) ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Ellen R. Alemany	$105,000	$155,000	$19,000	$279,000
Peter Bisson(1)	$105,000	$155,000	$0	$260,000
Leslie A. Brun(2)	$0	$0	$120,000	$120,000
Richard T. Clark(3)	$125,000	$155,000	$20,000	$300,000
Eric C. Fast(4)	$125,000	$155,000	$19,500	$299,500
Linda R. Gooden(5)	$115,000	$155,000	$0	$270,000
Michael P. Gregoire	$105,000	$155,000	$0	$260,000
R. Glenn Hubbard(6)	$115,000	$155,000	$20,000	$290,000
John P. Jones(7)	$187,500	$237,500	$0	$425,000
William J. Ready(8)	$84,756	$125,116	$0	$209,872
Sandra S. Wijnberg(9)	$865	$0	$0	$865

(1)	Mr. Bisson became a director on August 3, 2015.

(2)	Mr. Brun retired and resigned from the board of directors effective as of the date of our 2015 Annual Meeting of Stockholders.

(3)	As chair of the compensation committee, Mr. Clark received a $15,000 annual retainer, which is included in fees earned. For fiscal year 2016, Mr. Clark was inadvertently credited with approximately 57 additional deferred stock units in connection with this retainer, having a grant date fair value equal to $5,000. In light of this overpayment, Mr. Clark’s fiscal year 2017 retainer will be reduced by a corresponding amount and will be reflected in our proxy statement for fiscal year 2017.

(4)	As chairman of the audit committee, Mr. Fast received a $20,000 annual retainer, which is included in fees earned.

(5)	As chair of the corporate development and technology advisory committee, Ms. Gooden received a $10,000 annual retainer, which is included in fees earned.

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Compensation of Non-Employee Directors

(6)	As chairman of the nominating/corporate governance committee, Mr. Hubbard received a $10,000 annual retainer, which is included in fees earned.

(7)	Mr. Jones is the non-executive chairman of the board of directors.

(8)	Mr. Ready became a director on January 19, 2016.

(9)	Ms. Wijnberg became a director on June 28, 2016. The portion of her fees required to be credited in deferred stock units was granted in the first quarter of fiscal year 2017; therefore, this amount will be reported in our proxy statement for fiscal year 2017.

(10)	Represents the following, whether received as cash, deferred or received as deferred stock units: (i) the elective portion of directors’ annual retainer, (ii) annual retainers for committee chairpersons and (iii) board and committee attendance fees. See footnote 11 below for additional information about deferred stock units held by directors.

(11)	Represents the portion of the annual retainer required to be credited in deferred stock units to a director’s annual retainer account. Amounts set forth in the Stock Awards column represent the aggregate grant date fair value for fiscal year 2016 as computed in accordance with FASB Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"), disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 9 to our audited consolidated financial statements for the fiscal year ended June 30, 2016 included in our annual report on Form 10-K for the fiscal year ended June 30, 2016.

The grant date fair value for each deferred stock unit award granted to directors in fiscal year 2016 (including in respect of elective deferrals of amounts otherwise payable in cash), calculated in accordance with FASB ASC Topic 718, is as follows:

Director	Grant Date	Grant Date Fair Value
Ellen R. Alemany	11/10/2015	$260,000
Peter Bisson	11/10/2015	$260,000
Richard T. Clark	11/10/2015	$280,000
Eric C. Fast	11/10/2015	$280,000
Linda R. Gooden	11/10/2015	$270,000
Michael P. Gregoire	11/10/2015	$260,000
R. Glenn Hubbard	11/10/2015	$270,000
John P. Jones	11/10/2015	$425,000
William J. Ready	1/19/2016	$209,872

The aggregate number of outstanding deferred stock units held by each director at June 30, 2016 is as follows: Ms. Alemany, 16,799; Mr. Bisson, 3,707; Mr. Clark, 18,750; Mr. Fast, 32,558; Ms. Gooden, 26,913; Mr. Gregoire, 8,236; Mr. Hubbard, 37,592; Mr. Jones, 38,932; and Mr. Ready, 2,693.

In fiscal year 2016, no stock option awards were granted. The aggregate number of outstanding stock options held by each director at June 30, 2016 is as follows: Mr. Jones, 17,064.

(12)	For Mr. Brun, this amount reflects a donation made by the ADP Foundation to a charitable organization of Mr. Brun’s choice, in connection with his retirement and contributions as a director of the company. For the other directors, reflects contributions by the ADP Foundation that match the charitable gifts made by our directors. The ADP Foundation makes matching charitable contributions in an amount not to exceed $20,000 in a calendar year in respect of any given director’s charitable contributions for that calendar year.

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Security Ownership of Certain Beneficial Owners and Management

The following table contains information regarding the beneficial ownership of the company’s common stock by (i) each director and nominee for director of the company, (ii) each of our named executive officers included in the Summary Compensation Table below (we refer to such executive officers as “named executive officers”), (iii) all company directors and executive officers as a group (including the named executive officers) and (iv) all stockholders that are known to the company to be the beneficial owners of more than 5% of the outstanding shares of the company’s common stock. Unless otherwise noted in the footnotes following the table, each person listed below has sole voting and investment power over the shares of common stock reflected in the table. Unless otherwise noted in the footnotes following the table, the information in the table is as of August 31, 2016 and the address of each person named is P.O. Box 34, Roseland, New Jersey, 07068.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent
Ellen R. Alemany	16,799	*
Mark D. Benjamin	113,822	*
Peter Bisson	3,707	*
Richard T. Clark	18,750	*
Eric C. Fast	32,558	*
Edward B. Flynn	88,237	*
Linda R. Gooden	28,988	*
Michael P. Gregoire	8,236	*
R. Glenn Hubbard	38,592	*
John P. Jones	55,996	*
Dermot J. O’Brien	53,285	*
William J. Ready	2,693	*
Carlos A. Rodriguez	178,117	*
Jan Siegmund	142,045	*
Sandra S. Wijnberg	1,079	*
BlackRock, Inc.(2)	27,999,497	6.1%
The Vanguard Group, Inc.(3)	30,095,522	6.52%
Directors and executive officers as a group 25 persons,
including those directors and executive officers named above	1,136,857	*

Footnotes:
*	Indicates less than one percent.

(1)	Includes: (i) 247,584 shares that may be acquired upon the exercise of stock options that are exercisable on or prior to October 31, 2016 held by the following directors and executive officers: Mr. Jones (17,064), Mr. Benjamin (58,431), Mr. Flynn (45,192), Mr. O’Brien (15,746), Mr. Rodriguez (36,363), and Mr. Siegmund (74,788); and (ii) 403,854 shares subject to stock options held by the directors and executive officers as a group. Includes: (i) 85,500 shares that were acquired by the following executive officers in connection with the vesting of performance stock units based on the achievement of certain financial objectives for the fiscal year 2014 through fiscal year 2016 three-year performance period: Mr. Benjamin (8,787), Mr. Flynn (9,415), Mr. O’Brien (10,043) Mr. Rodriguez (42,191), and Mr. Siegmund (15,064); and (ii) 119,268 such shares acquired by the officers as a group. Includes shares issuable upon settlement of deferred stock units held by non-employee directors as follows: Ms. Alemany (16,799), Mr. Bisson (3,707), Mr. Clark (18,750), Mr. Fast (32,558), Ms. Gooden (26,913), Mr. Gregoire (8,236), Mr. Hubbard (37,592), Mr. Jones (38,932), Mr. Ready (2,693) and Ms. Wijnberg (1,079). Our directors do not have any voting rights with respect to these deferred stock units.

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Security Ownership of Certain Beneficial Owners and Management

(2)	Information is furnished in reliance on the Schedule 13G/A of BlackRock, Inc. (“BlackRock”) filed on January 25, 2016. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock has sole investment power over 27,999,497 shares. BlackRock has sole voting authority over 22,790,702 shares and no voting authority over 5,208,795 shares. The 27,999,497 shares reported are owned, directly or indirectly, by BlackRock (Channel Islands) Ltd, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd and BlackRock Life Limited.

(3)	Information is furnished in reliance on the Schedule 13G/A of The Vanguard Group, Inc. (“Vanguard”) filed on February 10, 2016. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard shares investment power over 722,675 shares with Vanguard Fiduciary Trust Company and also shares investment power over 331,855 shares with Vanguard Investments Australia, Ltd. Vanguard has sole investment power over 29,179,116 shares. Vanguard has sole voting authority over 860,799 shares and no voting authority over 29,234,723 shares.

Equity Compensation Plan Information

The following table sets forth information as of June 30, 2016, regarding compensation plans under which the company’s equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column(a))
	(a)		(b)	(c)
Equity compensation plans approved
by stockholders	6,060,395	(1)	$64.99	24,430,661	(2)
Equity compensation plans not approved
by stockholders	0		$—	0
Total	6,060,395		$64.99	24,430,661

Footnotes:
(1)	Includes (i) 861,170 shares issuable under our performance stock unit (“PSU”) program in settlement of PSUs outstanding as of June 30, 2016 (based on actual performance and accrued dividend equivalents for performance periods ending on or prior to June 30, 2016, and assuming maximum performance for performance periods not yet completed), (ii) 70,294 shares issuable pursuant to deferred restricted stock units issued prior to June 30, 2016, (iii) 186,180 shares issuable upon settlement of deferred stock units held by our directors as of June 30, 2016, and (iv) 56,731 shares issuable in settlement of performance restricted stock units issued prior to June 30, 2016. The remaining balance of 4,886,020 consists of outstanding stock options. Weighted average exercise price shown in column (b) of this table does not take into account PSUs or deferred stock units.

(2)	Includes 21,681,179 shares available for future issuance under the 2008 Omnibus Award Plan and 2,749,482 shares of common stock remaining available for future issuance under the Employees’ Savings-Stock Purchase Plan, each as of June 30, 2016. Approximately 257,698 shares of common stock were subject to purchase as of June 30, 2016, under the Employees’ Savings-Stock Purchase Plan.

Automatic Data Processing, Inc. – Proxy Statement	|	20

Proposal 2 Advisory Vote on Executive Compensation

We are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the company’s proxy statement for the 2016 Annual Meeting of Stockholders.

The board of directors recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the company’s goals of linking pay to performance and levels of responsibility, encouraging our executive officers to remain focused on both short-term and long-term operational and financial goals of the company and linking executive performance to stockholder value.

We urge stockholders to read the Compensation Discussion and Analysis section appearing on pages 22 through 37 of this proxy statement, as well as the “Summary Compensation Table For Fiscal Year 2016” and related compensation tables and narrative appearing on pages 39 through 59 of this proxy statement, which provide detailed information on the company’s compensation policies and practices and the compensation of our named executive officers.

Stockholder Approval Required

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon at the meeting of stockholders is required to approve the advisory resolution on named executive compensation. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the compensation committee or the board of directors. Because we value our stockholders’ views, however, the compensation committee and the board of directors will consider the results of this advisory vote when formulating future executive compensation policy.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

21	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis, or “CD&A,” section of this proxy statement discusses the material elements of our fiscal year 2016 executive compensation programs for the following persons, who are our named executive officers, or “NEOs”:

●	Carlos A. Rodriguez, our Chief Executive Officer;
●	Jan Siegmund, our Chief Financial Officer;
●	Mark D. Benjamin, our Division President, Global Enterprise Services;
●	Edward B. Flynn, our Executive Vice President, Worldwide Sales and Marketing; and
●	Dermot J. O’Brien, our Chief Human Resources Officer.

The CD&A also provides an overview of our executive compensation philosophy and explains how the compensation committee of our board of directors arrives at specific compensation decisions involving the NEOs. In addition, the CD&A explains how our executive compensation programs are designed and operate with respect to our NEOs by discussing the following fundamental aspects of our compensation programs:

●	compensation principles;
●	cash compensation;
●	long-term incentive compensation; and
●	other compensation components and considerations (including retirement benefits and deferred compensation).

Executive Summary

Strong Stockholder Support for our Compensation Programs

The compensation committee continuously evaluates the degree to which our compensation programs link pay to performance, and takes steps to ensure that the program encourages our executive officers to remain focused on both the short-term and long-term operational and financial goals of the company.

At our 2015 Annual Meeting of Stockholders, our stockholders approved the compensation of our fiscal year 2015 NEOs by a vote of approximately 97% in favor. Given this strong support and the company’s continued strong performance, the compensation committee retained the basic foundation of our overall compensation program during fiscal year 2016, but made certain changes to ensure that the program continued to support our key human resource, financial and strategic objectives.

Fiscal Year 2016 Business Highlights

Fiscal year 2016 was another exciting and dynamic year that showcased our agility as we continued to adapt to the evolving needs of our clients and the changing regulatory environment within our human capital management (HCM) industry. During fiscal year 2016, we continued to focus on our global HCM strategy and our results reflect the strength of our underlying business model, our success in the market, and our focus on growth. This focus is evidenced by our investments in product innovation, service, and our sales force, as well as the divestiture of the AdvancedMD business. Our key business metrics in fiscal year 2016 continued to reflect a strong business model with a high percentage of recurring revenues, good margins, the ability to generate consistent, healthy cash flows, strong client retention, and low capital expenditure requirements.

Our financial performance impacted the compensation of our executive officers in several ways, most notably our annual cash bonus plan and performance stock unit (“PSU”) program. The compensation committee’s determination of incentive compensation under our cash bonus program for all of our executive officers, including our named executive officers, was based on fiscal year 2016 revenue growth of 6.9%, excluding the incremental impact of foreign currency fluctuations in excess of the fluctuations assumed in the target, compared to a target

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Compensation Discussion and Analysis

of 7.3%, fiscal year 2016 new business bookings growth of 11.5% compared to a target of 8.6%, and fiscal year 2016 operating income growth of 10.3%, excluding the impact of certain items consistent with our adjusted EBIT reported for fiscal year 2016 (i.e., taxes, certain interest expense and interest income, a gain on sale of the AdvancedMD business, a gain on sale of a building, and a severance charge related to a broad-based workforce optimization effort), compared to a target of 11.6%. The incentive compensation under our PSU program was based on fiscal year 2016 earnings per share growth of 12.8%, which excluded the impact of the gain on sale of the AdvancedMD business, the gain on sale of a building, and the severance charge related to a broad-based workforce optimization effort, compared to a target of 13.5%.

Elements of Compensation

The compensation committee of our board of directors determines the compensation of our chief executive officer and all other executive officers. When making decisions related to officers, including the NEOs (other than our chief executive officer), the committee considers recommendations from the chief executive officer. The following table summarizes the major elements of our fiscal year 2016 executive officer compensation programs.

Compensation Element	Objectives	Key Characteristics
Base Salary	To provide a fixed amount for performing the duties and responsibilities of the position	Determined based on overall performance, level of responsibility, pay grade, competitive compensation data and comparison to other company executives
Annual Cash Bonus	To motivate executive officers to achieve company-wide, business unit and individual performance goals	Payment based on achievement of company-wide, business unit and individual performance goals
Performance-Based Stock Awards	To motivate executive officers to achieve certain longer-term goals and create long-term alignment with stockholders	Awards based on target growth in earnings per share, with earned shares issued following applicable performance and vesting periods
Stock Options	To align the interests of executive officers with long-term stockholders’ interests and ensure that realized compensation occurs only when there is a corresponding increase in stockholder value	Granted annually based on pay grades and individual performance, and vesting over four years
Time-Based Restricted Stock Awards	To attract and retain executive officers	Awarded at the discretion of the compensation committee, mostly to attract new talent and for long-term retention of critical executives as well as part of management succession planning

For fiscal year 2016, our named executive officers received cash bonuses that averaged approximately 101.8% of target. As a result of our one-year earnings per share growth for fiscal year 2016, our executive officers achieved a payout percentage of 88% under our PSU program. This percentage payout applied to year 1 of the fiscal year 2016 award, which will be earned and issued at the end of the corresponding three-year performance period ending in fiscal year 2018, to year 2 of the fiscal year 2015 award, which will be earned and issued at the end of the corresponding three-year performance period ending in fiscal year 2017, and to year 3 of the fiscal year 2014 award, which was earned and issued at the end of the corresponding three-year performance period ending in fiscal year 2016. As described on page 33 of this proxy statement under “Performance-Based Stock Awards,” the payout percentages achieved for each of the individual three fiscal years in the performance period are averaged to obtain the award level earned and issued as a percentage of target.

23	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation Discussion and Analysis

The tables below illustrate the alignment between company performance and the incentive compensation paid to Mr. Rodriguez for fiscal year 2016:

The following is a summary of fiscal year 2016 total direct compensation for our named executive officers:

Name	Base Salary	Annual Bonus	PSUs(1)(2)	Stock Options(1)	Restricted Stock(1)	Total
Mr. Rodriguez	$1,000,000	$1,600,000	$3,318,779	$2,599,995	$0	$8,518,774
Mr. Siegmund	$650,000	$688,400	$978,043	$419,988	$599,996	$3,336,427
Mr. Benjamin	$525,000	$478,800	$636,820	$299,995	$599,996	$2,540,611
Mr. Flynn	$525,000	$556,000	$566,948	$239,999	$0	$1,887,947
Mr. O’Brien	$520,000	$440,500	$581,336	$232,498	$499,957	$2,274,291

Footnotes:
1	Equity amounts are the grant date fair values for the fiscal year 2016 equity awards, which are the same amounts disclosed in the “Summary Compensation Table for Fiscal Year 2016” on page 39 of this proxy statement.

2	The amounts for the PSU awards represent the grant date fair value of one-third of each of the fiscal years 2014, 2015 and 2016 target awards. In accordance with FASB ASC Topic 718, only the grant date fair value for the performance year in which performance targets are set is reported.

Good Governance and Best Practices

We are committed to ensuring that our compensation programs reflect principles of good governance. The following practices are key aspects of our programs:

✓

Pay for performance: We design our compensation programs to link pay to performance and levels of responsibility, to encourage our executive officers to remain focused on both the short-term and long-term operational and financial goals of the company and to link executive performance to stockholder value.

✓

Annual say-on-pay vote: Consistent with our stockholders’ advisory vote at our November 2011 stockholder meeting, we hold an advisory say-on-pay vote to approve our named executive officer compensation on an annual basis.

✓

Clawback policy: ADP’s Clawback Policy allows for the recovery of both cash and equity incentive compensation from any current or former executive who engages in any activity that is in conflict with or adverse to ADP’s interests, including fraud or conduct contributing to any financial restatements or irregularities.

✓

Stock ownership guidelines: We maintain stock ownership guidelines to encourage equity ownership by our executive officers. Mr. Rodriguez’s stock ownership guideline is six times his base salary. The other named executive officers have a stock ownership guideline of three times base salary. Executive officers whose ownership levels are below target ownership levels are required to retain as shares of common stock at least

Automatic Data Processing, Inc. – Proxy Statement	|	24

Compensation Discussion and Analysis

75% of post-tax net gains on stock option exercises, and 75% of shares (net of taxes) received upon vesting of restricted stock or received under our PSU program.
✓

Double trigger change in control payments: Our Change in Control Severance Plan for Corporate Officers includes “double trigger” provisions, such that payments of cash and vesting of equity awards occur only if termination of employment without cause or with good reason occurs during the two-year period after a change in control.

✓	Limited perquisites: We provide limited perquisites that are viewed as consistent with our overall compensation philosophy.
✓

Independence of our compensation committee and advisor: The compensation committee of our board of directors, which is comprised solely of independent directors, utilizes the services of Frederic W. Cook & Co., Inc. (“FW Cook”) as an independent compensation consultant. FW Cook reports to the compensation committee, does not perform any other services for the company other than in connection with an annual review of competitive director compensation for the nominating/corporate governance committee of our board of directors, and has no economic or other ties to the company or the management team that could compromise their independence and objectivity.

✓

Stockholder Engagement: As described under “Stockholder Engagement Process” on page vii of this proxy statement, we expanded our investor engagement program to promote an active dialogue with our largest stockholders on a range of topics related to corporate governance and executive compensation.

As part of our commitment to principles of good governance, we do not engage in the following practices:

✗	No-hedging policy: We prohibit our directors and executive officers from engaging in any hedging or similar transactions involving ADP securities.
✗	No-pledging policy: We prohibit our directors and executive officers from holding ADP securities in a margin account or pledging ADP securities as collateral for a loan.
✗

No repricing of underwater stock options without stockholder approval: We may not lower the exercise price of any outstanding stock options or otherwise provide economic value to the holders of underwater stock options in exchange for the forfeiture of such awards without stockholder approval.

✗	No discount stock options: The exercise price of our stock options is not less than 100% of the fair market value of our common stock on the date of grant.
✗	No IRC Section 280G or 409A tax gross-ups: We do not provide tax gross-ups under our change in control provisions or deferred compensation programs.
✗

No current dividends on unearned performance stock units: We do not pay dividends in respect of unearned PSUs; rather, dividend equivalents are accrued over the applicable performance period and are paid only if the units are earned and shares issued at the end of the performance period.

Looking Forward

Commencing with fiscal year 2017 awards granted under our PSU program, we will replace earnings per share with net income as the key performance metric used to calculate such awards. The compensation committee implemented this change because, like earnings per share, net income holds management accountable for the execution of our growth strategy and our focus on profitability but, unlike earnings per share, is unaffected by our share repurchase program. By eliminating the impact of share repurchases on our performance, and accordingly, on the determination of payouts under the PSU program, the committee believes that the program fosters greater management objectivity with regard to alternative uses of excess capital and a stronger line of sight between operational excellence and payout.

25	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation Discussion and Analysis

Compensation Principles

We believe that compensation should be designed to create a direct link between performance and stockholder value. Five principles that guide our decisions involving executive compensation are that compensation should be:

●	based on (i) the overall performance of the company, (ii) the performance of each executive’s business unit and (iii) each executive’s individual performance;
●	closely aligned with the short-term and long-term financial and strategic objectives that build sustainable long-term stockholder value;
●	competitive, in order to attract and retain executives critical to our long-term success;
●	consistent with high standards of corporate governance and best practices; and
●	designed to dampen the incentive for executives to take excessive risks or to behave in ways that are inconsistent with the company’s strategic planning processes and high ethical standards.

Our compensation programs are designed so that target pay reflects relative levels of responsibility among our key executives, and such that the proportion of pay tied to operating performance and changes in stockholder value varies directly with the level of responsibility and accountability to stockholders. We assign all executives to pay grades by comparing their position-specific duties and responsibilities with market data and our internal management structure. Each pay grade has ranges for base salaries, total annual cash compensation and annual equity grants. Executives are positioned within these ranges based on a variety of factors, most notably their experience and skill set and their performance over time.

We design our performance-based compensation so that actual, realized compensation will vary relative to the target award opportunity based on performance. As such, actual compensation amounts may vary above or below targeted levels depending on the overall performance of the company, performance of a business unit and achievement of individual performance goals. We have adopted this compensation design to provide meaningful incentives for our key executives to achieve excellent results. We also believe that it is important for our executive officers to have an ongoing long-term investment in the company as outlined on page 37 of this proxy statement under “Stock Ownership Guidelines.”

Growth in revenue, operating income and new business bookings are important performance measures in annual cash bonus determinations, and earnings per share growth has been used to determine the number of shares earned in a performance period under our PSU program. The earnings per share measurement we use is diluted earnings per share from continuing operations. Commencing with fiscal year 2017 PSU awards, the earnings per share measurement will be replaced with net income as the key performance metric used to calculate such awards, as described above under “Looking Forward”. These performance criteria were chosen for the variable incentive plans because they focus our executive officers on the company’s long-term strategic goals of increasing the growth and profitability of our business, which are the key drivers of sustainable increases in stockholder value.

Consistent with our pay for performance philosophy, our named executive officers’ compensation is structured with a significant portion of their total compensation at risk. This at-risk portion includes long-term incentive awards, which are paid based on the performance of the company as a whole, and annual cash bonuses, which are paid on the basis of the bonus objectives established by the compensation committee as described below under “Fiscal Year 2016 Target Bonus Objectives”.

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Compensation Discussion and Analysis

The mix of target total direct compensation (base salary, cash bonus and long-term incentive awards) for fiscal year 2016 was designed to deliver the following approximate proportions of total compensation to Mr. Rodriguez, our chief executive officer, and the other named executive officers (on average) if company and individual target levels of performance are achieved. The target pay mix reflects the PSU target award based on the three-year target opportunity. Mr. Rodriguez’s higher portion of at-risk compensation reflects his greater responsibility for overall company performance.

CEO
11%
18%
71%
Base Salary
Annual Incentive
Long-Term Incentive

OTHER NEOs
27%
26%
47%
Base Salary
Annual Incentive
Long-Term Incentive

Compensation Consultant

The compensation committee has engaged FW Cook to provide assistance with the design of our compensation programs, the development of comparative market-based compensation data for the chief executive officer position and the determination of the chief executive officer’s target compensation awards. The specific matters on which FW Cook provided advice in fiscal year 2016 were the market trends and regulatory developments in executive compensation and the design of executive compensation programs and practices, including the changes to chief executive officer pay levels and reviewing long-term incentive guidelines. In June 2015, FW Cook delivered to our compensation committee the results of a competitive assessment of compensation for use in determining fiscal year 2016 target compensation for Mr. Rodriguez. FW Cook also examined the mix of proposed performance-based stock awards and stock option grants for our named executive officers in fiscal year 2016 and confirmed that the proposals for the named executive officers were reasonable and customary, given the company’s size and structure.

As part of its ongoing support to the compensation committee, FW Cook also reviews executive compensation disclosures (including this Compensation Discussion and Analysis), reviews and provides comments on changes to the committee’s charter, advises on emerging trends and the implications of regulatory and governance developments, and reviews and provides commentary on materials and proposals prepared by management that are presented at the compensation committee’s meetings.

The compensation committee determined that the work of FW Cook did not raise any conflicts of interest in fiscal year 2016. In making this assessment, the compensation committee considered the independence factors enumerated in Rule 10C-1(b) under the Securities Exchange Act of 1934 and applicable Nasdaq listing standards, including the fact that FW Cook does not provide any other services to the company, the level of fees received from the company as a percentage of FW Cook’s total revenue, policies and procedures employed by FW Cook to prevent conflicts of interest, and whether the individual FW Cook advisers to the compensation committee own any stock of the company or have any business or personal relationships with members of the compensation committee or our executive officers.

Compensation Review and Determination

In fiscal year 2016, we introduced a customized peer group for use in the analysis of compensation levels and practices. With the spin-off of our former Dealer Services business in fiscal year 2015, and as ADP focuses on becoming a leading global provider of Human Capital Management solutions, we believe that it is important to have a customized peer group to benchmark our executive officers’ pay levels

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Compensation Discussion and Analysis

and our financial performance in connection with pay-for-performance evaluations, as well as our practices concerning equity compensation and other executive compensation programs. The customized peer group was developed with assistance from FW Cook based upon the following criteria: comparable business model, company size, executive talent sources, competition for investor capital, companies considered to be our peers by investors, and overall reasonableness. The companies included in our 20-company peer group for fiscal year 2016 are as follows:

●	Accenture plc
●	Aon plc
●	CA, Inc.
●	CGI Group
●	Cognizant Technology Solutions Corp.
●	Computer Sciences Corp.
●	Discover Financial Services
●	eBay Inc.
●	Fidelity National Information Services, Inc.
●	Fiserv, Inc.
●	Intuit Inc.
●	Leidos Holdings, Inc.
●	MasterCard Incorporated
●	Omnicom Group Inc.
●	Paychex, Inc.
●	Qualcomm Incorporated
●	TE Connectivity Ltd.
●	Visa Inc.
●	The Western Union Company
●	Xerox Corporation

In benchmarking the total cash and long-term incentive compensation for the named executive officers, the compensation committee reviewed the market compensation data from the customized peer group at its June 2015 meeting. The compensation committee considered that, compared with the peer group, the company compares at the 55th percentile of revenue and the 75th percentile of market capitalization. Based on the four most recently reported quarters as of January 31, 2015, revenue among companies in the peer group ranged from approximately $2.6 billion to $32.4 billion, and market capitalization ranged from approximately $3.1 billion to $157.0 billion. The compensation committee also considered third-party survey data (including the Radford Global Technology Survey, the Towers Watson® U.S. General Industry Executive Database, the Hewitt Associates® Executive Total Compensation by Industry Survey, the Mercer U.S. General Industry Executive Database and the Equilar Inc.® Top 25 Database) as a reference point to understand general industry compensation practices.

The compensation committee examines summary compensation sheets detailing the amounts and mix of base salary, cash bonus, and long-term equity incentives for each of our named executive officers, which compare the amounts and mix to competitive compensation practices. We generally target base salary, annual cash bonus and long-term equity incentives at the median of competitive compensation levels, but we will set targets above or below the median when warranted in the judgment of the compensation committee. The degree to which target compensation ranges above or below the median competitive rate is primarily based on each executive’s skill set and experience relative to market peers. Executives who are new in their roles and therefore less experienced than market peers are typically positioned lower in the range, whereas executives with more experience in their roles may be positioned higher in the range. The competitive positioning of Mr. Rodriguez’s target compensation continues to compare below the median of our customized peer group.

Differences in Compensation of Our Named Executive Officers

The compensation committee approved the pay mix for our chief executive officer, which is designed to be competitive when measured against the pay packages of other chief executive officers as indicated by the compensation study.

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Compensation Discussion and Analysis

We have found that due to the broad responsibilities and the experience required for the chief executive officer position, compensation for chief executive officers in public companies that are similar in size to ours is significantly higher than compensation for their other named executive officers.

When determining the compensation level for each of our executive officers, the compensation committee reviews each individual compensation element based on the previous year’s level, as well as how the proposed level of that individual compensation element for each executive officer would compare to the other executive officers. The aggregate level for each executive officer’s compensation is then compared against the executive’s previous year’s totals and against compensation of other executive officers of the company.

Cash Compensation

Base Salary

Base salaries are a fixed amount paid to each executive for performing his or her normal duties and responsibilities. We determine the amount based on the executive’s overall performance, level of responsibility, pay grade, competitive compensation practices data, and comparison to other company executives. Based on these criteria, our named executive officers received the following annual salary increases in fiscal year 2016:

Named Executive Officer	Fiscal Year 2015 Salary	Increase	Fiscal Year 2016 Salary
Mr. Rodriguez	$1,000,000	0.0%	$1,000,000
Mr. Siegmund	$590,000	10.2%	$650,000
Mr. Benjamin	$450,000	16.7%	$525,000
Mr. Flynn	$525,000	0.0%	$525,000
Mr. O’Brien	$501,400	3.7%	$520,000

Salary increases for the named executive officers were made effective July 1, 2015, the first day of the 2016 fiscal year. Our named executive officers’ salary increases for fiscal year 2016 reflected a closing of the gap to the median market rate. As a result of the 16.7% salary increase received by Mr. Flynn during the second half of fiscal year 2015, he did not receive a further salary increase for fiscal year 2016.

Annual Cash Bonus

Overview

We paid our named executive officers cash bonuses for fiscal year 2016 based on the attainment of company-wide, business unit, and strategic performance goals established at the beginning of the fiscal year.

For each executive officer, we establish a target bonus amount, which is initially expressed as a percentage of projected year-end annual base salary. This target bonus percentage ranges from 80% to 160% of base salary for the named executive officers. We also assign a percentage value to each bonus component of each named executive officer’s annual cash bonus plan and then determine the target bonus amount linked to each component. We establish these performance ranges to provide our named executive officers with a strong incentive to exceed the targets. The maximum bonus payment for our named executive officers is 200% of the target bonus level. There is no minimum payment level, and no award is payable if threshold performance goals are not achieved.

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Compensation Discussion and Analysis

The compensation committee establishes and approves annual target bonus objectives and award opportunities for each of our named executive officers. In making these determinations, the compensation committee considers a variety of factors including market data, each officer’s relative level of responsibility, and the chief executive officer’s recommendations for executives other than himself. Our named executive officers participated in the discussions surrounding their bonus objectives so that they could provide input and understand the expectations of each bonus plan component, but they did not participate in the setting of the target award opportunities nor did they participate in the committee’s voting or deliberations regarding their individual compensation amounts. Each named executive officer receives a final version of his individualized bonus plan after it is approved by the compensation committee. Except in extraordinary circumstances, bonus objectives are not modified during the fiscal year, and no bonus objectives were modified for fiscal year 2016.

In September 2015, the compensation committee established a threshold corporate performance target based on earnings before interest expense and taxes (“EBIT”) margin. This metric must be met or exceeded before annual incentive awards are made to our named executive officers. Once the threshold corporate performance target is achieved, each named executive officer becomes eligible to receive up to the maximum potential annual bonus. When making final payout determinations, the Compensation Committee may exercise negative discretion to award less than the maximum potential bonus. This process allows the entire amount of the annual incentive award to be considered performance-based and tax deductible under Section 162(m) of the Internal Revenue Code.

The compensation committee reviews the performance of each of our named executive officers relative to his annual fiscal year bonus plan objectives at its regularly scheduled August meeting, which is the first meeting following the end of our fiscal year. Based on this review, the compensation committee determines and approves the annual cash bonuses for our executive officers.

Named Executive Officers’ Fiscal Year 2016 Bonuses

Fiscal year 2016 target bonuses, as a percentage of base salary, increased from fiscal year 2015 levels for all our named executive officers except for Mr. Rodriguez. The target bonus percentage for each of Messrs. Siegmund, Benjamin and Flynn increased from 80% to 100%, and from 70% to 80% for Mr. O’Brien. The threshold corporate performance goal for fiscal year 2016 was EBIT margin of 15%. As the threshold performance level was achieved, the annual bonuses were based on the performance of the company, the business units and the individual named executive officers for the 2016 fiscal year against the named executive officers’ bonus objectives. The approved annual cash bonuses are as follows:

Named Executive Officer	Target Bonus as % of Base Salary	Target Bonus Amount	Maximum Bonus as % of Target	Actual Bonus Amount	Bonus Amount as % of Target
Mr. Rodriguez	160%	$1,600,000	200%	$1,600,000	100.0%
Mr. Siegmund	100%	$650,000	200%	$688,400	105.9%
Mr. Benjamin	100%	$525,000	200%	$478,800	91.2%
Mr. Flynn	100%	$525,000	200%	$556,000	105.9%
Mr. O’Brien	80%	$416,000	200%	$440,500	105.9%

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Compensation Discussion and Analysis

Fiscal Year 2016 Target Bonus Objectives

The table below indicates the degree to which each target bonus objective for our named executive officers was satisfied. The percentage of target bonus paid to each named executive officer is calculated as a weighted average of the percentages achieved for each individual objective.

Mr. Rodriguez requested a reduction of his bonus from the calculated payout, which was 105.9% of target, to recognize the challenges faced by certain business units during fiscal year 2016. The compensation committee approved this request and determined that Mr. Rodriguez’s bonus would be 100% of target.

	Mr. Rodriguez		Mr. Siegmund		Mr. Benjamin		Mr. Flynn		Mr. O’Brien
Bonus Objectives	Target Weight	Payout as % of Target	Target Weight	Payout as % of Target	Target Weight	Payout as % of Target	Target Weight	Payout as % of Target	Target Weight	Payout as % of Target
Revenue Growth	20.0%	95.3%	20.0%	95.3%	15.0%	95.3%	20.0%	95.3%	20.0%	95.3%
Operating Income
Growth	20.0%	88.4%	20.0%	88.4%	20.0%	88.4%	20.0%	88.4%	20.0%	88.4%
New Business Bookings Growth	20.0%	185.3%	20.0%	185.3%	15.0%	185.3%	20.0%	185.3%	20.0%	185.3%
Business Unit Operating Income	—	—	—	—	10.0%	0%	—	—	—	—
Business Unit
Client Retention	—	—	—	—	10.0%	74.3%	—	—	—	—
Strategic Objectives	40.0%	79.9%	40.0%	79.9%	30.0%	79.9%	40.0%	79.9%	40.0%	79.9%

The bonus objectives were designed to reward achievement of goals that are aligned with the key components of our operational and strategic success, the degree to which the named executive officers have responsibility for overall company performance or individual business unit results, and to provide a set of common objectives that facilitate collaborative engagement. The compensation committee established the following financial and strategic goals for our named executive officers in September 2015:

Revenue Growth: 7.3% as a target objective (which includes assumed impact of foreign currency fluctuations anticipated at the time the target was established), 200% of target was to be awarded for revenue growth of 10.3% or greater, and 0% of target was to be awarded for revenue growth below 3.0%.

Operating Income Growth: 11.6% as a target objective before taxes and excluding one-time events other than acquisitions, 200% of target was to be awarded for operating income growth of 15.6% or greater, and 0% of target was to be awarded for operating income growth below 6.0%.

New Business Bookings Growth: 8.6% as a target objective, 200% of target was to be awarded for new business bookings growth of 12.0% or greater, and 0% of target was to be awarded for new business bookings growth below 2.0%.

Business Unit Performance: For Mr. Benjamin, achieve net operating income and client retention goals for his business units.

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Compensation Discussion and Analysis

Strategic Objectives: Strategic objectives for our named executive officers are aligned with our key strategic and operational goals for fiscal year 2016. The percentage of target awarded for achievement of strategic objectives equals the average of the percentages achieved for each strategic objective category set forth below:

Strategic Objective	Achievement
●R&D Initiatives: Achieve planned product release milestones and complete specific product development objectives.	67.7%
●Platform Rationalizations: Retire certain legacy platforms and complete planned migrations to our new strategic platforms.	60.1%
●Competition: Achieve planned goals for new client wins and reduction of losses relative to the market and key competitors.	104.7%
●Business Process Improvement: Continue to advance the implementation of our business process improvement program by demonstrating improvement in net promoter scores, achievement of cost savings goals, and implementation of planned initiatives.	68.3%
●Human Capital: Maintain a threshold favorable associate engagement score as measured by our annual associate engagement survey conducted by a third party, continue to demonstrate improvement in workforce diversity, and achieve succession planning objectives.	100%

Long-Term Incentive Compensation Programs

We believe that long-term incentive compensation is a significant factor in attracting and retaining key executives and in aligning their interests directly with the interests of our stockholders. For fiscal year 2016, long-term incentives were awarded in the form of performance-based stock and stock option grants. In special situations, we selectively award time-based restricted stock. The compensation committee selected these awards because they ensure that the overall long-term incentive program is closely tied to changes in stockholder value and the degree to which critical operating objectives are attained and support our talent retention objectives.

For all of our named executive officers except our chief executive officer, we target a long-term incentive compensation mix of 70% performance-based stock awards and 30% stock options. For fiscal year 2016, the compensation committee approved a long-term incentive mix for the chief executive officer of 60% performance-based stock awards and 40% stock options. The compensation committee believes that this incentive mix is appropriate for the chief executive officer because of his greater role in driving long-term stockholder value creation.

The compensation committee may also from time to time grant discretionary awards of time-based restricted stock to our executive officers. These awards are for special situations and are not considered in the target allocation of total long-term incentive compensation between performance-based stock awards and stock option grants. In fiscal year 2016, each of our named executive officers except for Messrs. Rodriguez and Flynn received a time-based restricted stock award, which is discussed below under “Time-Based Restricted Stock”.

As part of our annual market analysis of compensation data, we compare our long-term equity incentive grant values with competitive levels. We establish target long-term incentive award values and ranges for each executive level and set the midpoints of such ranges at the market median levels. The compensation committee reviews the target award values and ranges annually to ensure that the resulting awards remain generally consistent with our median compensation philosophy.

Prior to the beginning of each fiscal year, we analyze the target performance stock award and stock option grant levels to confirm that our desired target long-term incentive compensation values are appropriate in the context of the compensation studies referred to under “Compensation Review and Determination” above. When comparing our desired values to these compensation studies, we look at both equity elements in total.

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Compensation Discussion and Analysis

The target long-term incentive mix approved for fiscal year 2016 grants is shown in the following chart:

1	Performance-Based Stock reflects the entire PSU target award based on the three-year target opportunity.

At its June 2015 meeting, the compensation committee approved target awards of PSUs and stock options for all named executive officers for fiscal year 2016, which were granted in September 2015. The PSU awards (based on the three-year target opportunity) will be earned and issued in fiscal year 2019. The PSUs and stock option grants for fiscal year 2016 are summarized in the table below:

Named Executive Officer(1)	Target PSU Award	Stock Options	Total
Mr. Rodriguez	$3,900,000	$2,600,000	$6,500,000
Mr. Siegmund	$980,000	$420,000	$1,400,000
Mr. Benjamin	$700,000	$300,000	$1,000,000
Mr. Flynn	$560,000	$240,000	$800,000
Mr. O’Brien	$542,500	$232,500	$775,000

1	Amounts are rounded for ease of presentation.

Performance-Based Stock Awards

In fiscal year 2014, we introduced a PSU program based on financial objectives that are measured over a three-year performance period consisting of three one-year earnings per share performance goals. We believe the three-year PSU program will further the company’s longer term financial goals by tying a substantial portion of the total compensation opportunity to multi-year performance, and better promote talent retention by lengthening the total vesting period. The fiscal year 2016 target award opportunity under the PSU program, which was granted in September 2015, will be earned and issued in September 2018 based upon the achievement of earnings per share performance goals for fiscal years 2016, 2017 and 2018.

For purposes of our performance-based stock awards, earnings per share goals and corresponding target award ranges are typically established and communicated to our executive officers (including the named executive officers) in the first quarter of each respective fiscal year, and for the 2016 performance year were approved by the compensation committee in August 2015. After the conclusion of each fiscal year, the compensation committee confirms the earnings per share results and determines the award achieved for such fiscal year, as a percentage of target, based on these results by using linear interpolation between the lower and upper bounds of the applicable percentage range. Under the PSU program, after the end of the three-year performance period, the award levels achieved as a percentage of target for each

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Compensation Discussion and Analysis

of the individual three fiscal years in the performance period will be averaged to obtain the overall award level earned and issued as a percentage of target. However, notwithstanding the achievement of earnings per share results, if the company’s total stockholder return is not positive for the three-year performance period, the total number of PSUs awarded may not exceed 100% of the target award. The PSU award earned will also be credited with dividend equivalents from the grant date of the target award until the issuance date, assuming all dividends were reinvested in ADP stock at the time dividends are paid. The issuance of the total number of PSUs earned will be made in the form of shares of ADP stock in September following the conclusion of the three-year performance period. As described above under “Looking Forward”, commencing with fiscal year 2017 PSU awards, we will replace earnings per share with net income as the key performance metric used to calculate such awards.

In August 2015, the compensation committee established earnings per share growth goals and corresponding award ranges for the fiscal year 2016 target award under the PSU program. Our earnings per share growth for fiscal year 2016, as described above under “Fiscal Year 2016 Business Highlights,” was 12.8%, which resulted in an earned award level for the fiscal 2016 performance year in the amount of 88% of target. The following table shows the annual earnings per share targets, results and corresponding award levels achieved for fiscal years 2014, 2015 and 2016, in each case as a percentage of target:

FY EPS Growth	Threshold	Target	Stretch	Actual	Achievement
2014	6.0%	9.0%	12.0%	9.0%	100%
2015	8.3%	11.3%	14.3%	12.5%	120%
2016	10.5%	13.5%	16.5%	12.8%	88%

Award levels achieved for each fiscal year in the three-year performance period are, as a percentage of target, 50% for threshold performance, 100% for target performance, 150% for stretch performance, and 0% for below threshold performance. The award level achieved within each range, as a percentage of target, is determined by linear interpolation between the lower and upper bounds. Dividends are paid only with respect to shares of restricted stock that have been issued. The end of fiscal year 2016 marks the end of the three-year performance period for PSU awards granted in fiscal year 2014. Based on the average of the three-fiscal years, these awards earned a payout percentage of 103%.

Stock Options

We grant stock options to our executive officers, which vest over four years. We determine target award ranges for each pay grade based on our annual review of our long-term incentive compensation program. The compensation committee determined and approved stock option grants for our chief executive officer as part of a review of his entire compensation package based on the guidance of its independent compensation consultant, FW Cook.

While the compensation committee can consider a stock option grant at any time for our executive officers, stock option grants are generally made in September on the same date PSU awards are granted. Additional stock option grants may be made to assist us in recruiting, promoting or retaining executive officers.

Time-Based Restricted Stock

The compensation committee may from time to time grant discretionary awards of time-based restricted stock to our executive officers. These discretionary grants assist us in the recruitment, promotion or retention of executive officers. In fiscal year 2016, the compensation committee approved special time-based restricted stock awards for Messrs. Siegmund, Benjamin and O’Brien, with multi-year vesting periods ranging from two to four years.

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Compensation Discussion and Analysis

These awards were granted as part of the management succession planning process as we believe these executives are critical to retain for the future success of the company.

Similar to the annual cash bonuses, vesting of the awards for Messrs. Siegmund and Benjamin are subject to the same threshold corporate performance target based on EBIT margin. If this goal is achieved, the award vests upon satisfying the time-based condition. The performance condition allows their awards to be considered performance-based and tax deductible under Section 162(m) of the Internal Revenue Code. The time-based restricted stock grants for fiscal year 2016 are summarized in the table below:

Named Executive Officer(1)	Time-Based Restricted Stock
Mr. Siegmund	$600,000
Mr. Benjamin	$600,000
Mr. O’Brien	$500,000

1	Amounts are rounded for ease of presentation.

Other Compensation Components and Considerations

In addition to the compensation components discussed above and the opportunity to participate in the same Employees’ Savings-Stock Purchase Plan and health and welfare benefits available to our U.S. associates generally, we offer our executive officers retirement benefits, deferred compensation, limited perquisites, and change in control and severance protection. We believe these additional benefits are fair, competitive, consistent with our overall compensation philosophy and designed to ensure that we can effectively retain our executive officers as well as effectively compete for executive talent.

Retirement Benefits

All executive officers can participate in the Automatic Data Processing, Inc. Retirement and Savings Plan (our 401(k) plan), including our named executive officers. Our named executive officers also participate in the Automatic Data Processing, Inc. Pension Retirement Plan, a tax-qualified, defined benefit, cash balance pension plan. The Pension Retirement Plan became closed to new participants as of January 2015. In addition, our named executive officers participate in the Supplemental Officers Retirement Plan, which provides retirement benefits to our executive officers in excess of those generally available under the Pension Retirement Plan. The Supplemental Officers Retirement Plan was closed to new participants beginning in January 2014. Our executive officers who do not participate in the Supplemental Officers Retirement Plan are automatically enrolled in the Automatic Data Processing,

Inc. Executive Retirement Plan, which provides supplemental retirement benefits in excess of amounts available under our tax-qualified pension and other retirement plans. Our named executive officers do not participate in the Executive Retirement Plan.

Deferred Compensation

Executive officers may defer all or a portion of their annual cash bonuses into a deferred compensation account. We make this program available to our executive officers to be competitive, to facilitate the recruitment of new executives and to provide our executive officers with a tax efficient way to save for retirement. The company does not match deferrals for its named executive officers or otherwise contribute any amounts to the named executive officers’ deferred compensation amounts. Since the deferral accounts are made up of funds already earned by the executive officers, we do not consider the executive’s deferred account balances, or investment earnings or losses on such balances, when we make compensation decisions.

Perquisites

We provide each of our executive officers the use of automobiles leased by the company. Consistent with our policy towards all attendees, we pay for the spouses of our executive officers to accompany them to our annual sales President’s Club events. In addition, the ADP Foundation makes contributions that match the charitable gifts made by our executive officers up to a maximum of $20,000 per

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Compensation Discussion and Analysis

calendar year. Finally, company policy permits Mr. Rodriguez to occasionally use the company’s aircraft for personal travel in order to maximize his business availability and productivity, provided that he reimburses the company for the aggregate incremental cost incurred by the company in connection with any such personal use.

We did not make any tax gross-up payments to our named executive officers in fiscal year 2016.

Change in Control Arrangements

The Automatic Data Processing, Inc. Change in Control Severance Plan for Corporate Officers is designed to: (i) retain our corporate officers (including the named executive officers) and (ii) align their interests with our stockholders’ interests so that they can consider transactions that are in the best interests of our stockholders and maintain their focus without concern regarding how any such transaction might personally affect them.

Our Change in Control Severance Plan for Corporate Officers is described in more detail below under “Potential Payments To Named Executive Officers Upon Termination or Change in Control.” Under this plan, our executive officers have separation entitlements that differ from one another. Mr. Rodriguez is entitled to severance equal to two times base salary and bonus upon termination of employment without cause or with good reason, while our other named executive officers are entitled to severance equal to one and one-half times base salary and bonus. We believe that a higher severance multiple for our chief executive officer is needed in order to attract the individual we believe is best suited for the position. Our chief executive officer is the individual the public and our stockholders most closely identify as the face of the company. He has the greatest individual impact on our success, and he faces the greatest personal risks when the company takes risks. Our Change in Control Severance Plan for Corporate Officers also provides that the vesting of all unvested equity awards would be accelerated under qualifying termination scenarios based on a “double trigger” in which payments of cash and vesting of equity awards occur only if termination of employment without cause or with good reason occurs during the two-year period after a change in control.

Corporate Officer Severance Plan

ADP’s Corporate Officer Severance Plan is for purposes of involuntary terminations other than for cause in the absence of a change in control. This plan is designed to: (i) attract and retain executive officers by a level of protection against involuntary job loss, (ii) provide an appropriate level of benefit to enable executive officers to transition to new employment, and (iii) secure restrictive covenants such as non-compete, non-solicitation, etc.

Our Corporate Officer Severance Plan is described in more detail below under “Potential Payments To Named Executive Officers Upon Termination or Change in Control.” Under a qualifying termination, executive officers receive 18 months of base salary continuation (24 months for the CEO), prorated bonus for year of termination, and continuation of vesting of equity awards during the salary continuation period, subject to proration in respect of certain performance-based equity awards.

The severance formulas we use for executive officers are each designed to provide the level of temporary replacement income we feel is appropriate for that position.

Accounting and Tax Considerations

We consider accounting and tax implications when we design our equity-based and cash compensation programs and when we make awards or grants. In particular, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to “covered employees” (which are defined as our named executive officers, other than the chief financial officer). However, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. We strive to make only those cash and equity-based awards and grants that qualify as performance-based compensation or that we otherwise can deduct when determining our corporate taxes. Our stockholders have previously approved incentive plans (including our 2008 Omnibus Award Plan) that are intended to permit the company to make equity-based awards and cash bonuses that may qualify as performance-based compensation for purposes of Section 162(m). However, the overriding consideration when evaluating the pay level or design component of any

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Compensation Discussion and Analysis

portion of our executives’ compensation is the effectiveness of the pay component and the stockholder value that management and the compensation committee believe the pay component reinforces. The compensation committee may, however, award compensation that is not deductible under Section 162(m) when, in the exercise of the committee’s judgment, it would be in the best interests of the company and its stockholders to do so. Compensation attributable to the vesting of certain time-based restricted stock may not qualify as performance-based compensation, and therefore may not be deductible to the extent it results in aggregate non-performance based compensation in excess of $1,000,000.

Clawback Policy

We adopted a Clawback Policy in fiscal year 2015 that provides the compensation committee with discretion to recover both cash and equity incentive compensation from all current and former executives. A recipient’s award may be forfeited and required to be recovered, as applicable, if the recipient engages in activity that is in conflict with or adverse to our interests, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or if the recipient violates a restrictive covenant.

Stock Ownership Guidelines

The compensation committee has established stock ownership guidelines to encourage equity ownership by our executive officers in order to reinforce the link between their financial interests and those of our stockholders. We set the stock ownership guidelines on the basis of each executive officer’s pay grade, expressed as a multiple of the executive officer’s base salary on the first day of the fiscal year. Stock ownership (as defined under the guidelines) consists of stock owned outright by the executive officer or beneficially through ownership by direct family members (spouses and/or dependent children).

Under our stock ownership guidelines, Mr. Rodriguez is expected to own an amount of our stock equal in value to six times his base salary and Messrs. Siegmund, Benjamin, Flynn and O’Brien are expected to own an amount of our stock equal in value to three times their respective base salaries. Executive officers whose ownership levels are below the minimum required levels are required to retain as shares of common stock at least 75% of post-tax net gains on stock option exercises, and 75% of shares (net of taxes) received upon vesting of restricted stock or received under our PSU program. As of the end of fiscal year 2016, all named executive officers met the stock ownership guidelines.

37	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation Committee Report

The compensation committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section of the company’s 2016 proxy statement. Based on its review and discussions with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s 2016 proxy statement.

Compensation Committee of the Board of Directors

Richard T. Clark, Chair
Eric C. Fast
R. Glenn Hubbard

Automatic Data Processing, Inc. – Proxy Statement	|	38

Compensation of Executive Officers

The following table summarizes the compensation of our named executive officers for fiscal year 2016.

Summary Compensation Table for Fiscal Year 2016

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Carlos A. Rodriguez	2016	$1,000,000	$0	$3,318,779	$2,599,995	$1,600,000	$2,284,506	$64,683	$10,867,963
President and Chief	2015	$1,000,000	$0	$1,977,567	$2,079,992	$1,971,200	$1,190,038	$62,738	$8,281,535
Executive Officer	2014	$900,000	$0	$3,141,881	$1,599,998	$1,471,680	$1,069,306	$54,282	$8,237,147
Jan Siegmund	2016	$650,000	$0	$1,578,039	$419,988	$688,400	$833,052	$60,621	$4,230,100
Chief Financial Officer	2015	$590,000	$0	$1,637,989	$389,990	$581,500	$397,745	$48,630	$3,645,854
	2014	$550,001	$0	$1,121,800	$434,240	$449,680	$416,270	$28,981	$3,000,972
Mark D. Benjamin	2016	$525,000	$0	$1,236,816	$299,995	$478,800	$467,241	$51,139	$3,058,991
Division President	2015	$450,000	$0	$1,395,177	$267,796	$435,600	$174,819	$82,376	$2,805,768
Edward B. Flynn	2016	$525,000	$0	$566,948	$239,999	$556,000	$618,477	$60,905	$2,567,329
EVP, Worldwide	2015	$475,000	$0	$1,872,473	$209,996	$472,200	$308,894	$43,204	$3,381,767
Sales & Marketing
Dermot J. O’Brien	2016	$520,000	$0	$1,081,293	$232,498	$440,500	$287,850	$36,689	$2,598,830
Chief Human	2015	$501,400	$0	$392,360	$217,489	$432,400	$151,579	$44,840	$1,720,768
Resources Officer	2014	$488,001	$0	$747,867	$284,970	$349,115	$142,507	$47,225	$2,059,685

(1)	Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in fiscal years 2016, 2015 and 2014 computed in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 9 to our audited consolidated financial statements for the fiscal year ended June 30, 2016 included in our annual report on Form 10-K for the fiscal year ended June 30, 2016. The amounts shown in the Stock Awards column in respect of the performance-based stock awards reflect the grant date fair value of such awards based upon the probable outcome of the performance condition as of the grant date. The awards for fiscal year 2016 are comprised of the PSU awards and time-based restricted stock awards. Consistent with the requirements of ASC Topic 718, the amount relating to the PSU awards for fiscal year 2016 represents the sum of (i) the grant date fair value of the third of three tranches of the PSU award that was granted in September 2013, (ii) the grant date fair value of the second of three tranches of the PSU award that was granted in September 2014 and (iii) the grant date fair value of the first of three tranches of the PSU award that was granted in September 2015, reflecting that the EPS goal for each such tranche was established in fiscal year 2016; the amount relating to the PSU awards for fiscal year 2015 represents the grant date fair value of the second of three tranches of the PSU award that was granted in September 2014 and the first of three tranches of the PSU award that was granted in September 2013 reflecting the EPS goals for such tranches was established in fiscal year 2015; and the amount relating to the PSU awards for fiscal year 2014 represents the grant date fair value of the first of three tranches of the PSU award that was granted in September 2013 reflecting that the EPS goal for such tranche was established in fiscal year 2014. Remaining portions of these awards will be linked to EPS goals for fiscal year 2017 and fiscal year 2018 and will be reported in the Summary Compensation Table for those fiscal years. The grant date fair values of the performance-based stock awards granted in fiscal years 2016, 2015, and 2014, respectively, assuming achievement of the maximum level of performance, are: Mr. Rodriguez, $4,978,168, $2,966,351, and $4,712,822; Mr. Siegmund, $1,467,066, $957,120, and $1,682,700; Mr. Benjamin, $955,229, and $592,902; Mr. Flynn, $850,421, and $558,798; and Mr. O’Brien, $872,004, $588,486, and $1,121,800.

(2)	Performance-based bonuses paid under the annual cash bonus program are shown in this column. A discussion of our annual cash bonus program may be found in our Compensation Discussion and Analysis under “Cash Compensation - Annual Cash Bonus”.

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Compensation of Executive Officers

(3)	Amounts shown reflect the aggregate increase during the last fiscal year in the present value of the executive’s benefit under our tax-qualified cash balance pension plan, the Automatic Data Processing, Inc. Pension Retirement Plan, and our non-qualified supplemental retirement plan, the Supplemental Officers Retirement Plan. There were no above-market or preferential earnings on nonqualified deferred compensation. The Pension Retirement Plan and the Supplemental Officers Retirement Plan provide benefits in the form of a lump sum and/or an annuity. We calculated the present value as of June 30, 2013 based on the RP-2000 white collar mortality table (projected to 2020), a 3.25% interest crediting rate for the pension plan, and a 4.50% discount rate; the present value as of June 30, 2014 is based on the RP-2000 white collar mortality table (projected generationally using Scale AA), a 3.25% interest crediting rate for the pension plan, and a 4.05% discount rate; the present value as of June 30, 2015 is based on the RP-2014 mortality table (projected generationally using Scale MP-2014 for both plans and applying a white collar adjustment for the Supplemental Officers Retirement Plan only), a 3.25% interest crediting rate for the pension plan, and a 4.25% discount rate; and the present value as of June 30, 2016 is based on the RP-2014 mortality table with post-2006 improvements removed (projected generationally using Scale MP-2015 for both plans and applying a white collar adjustment for the Supplemental Officers Retirement Plan only), a 3.25% interest crediting rate for the pension plan, and a 3.4% discount rate.

(4)	Please refer to the “All Other Compensation for Fiscal Year 2016” table below for further information.

All Other Compensation For Fiscal Year 2016

Name	Other Benefits(1)	Matching Charitable Contributions(2)	Total
Carlos A. Rodriguez	$44,683	$20,000	$64,683
Jan Siegmund	$40,621	$20,000	$60,621
Mark D. Benjamin	$30,814	$20,325	$51,139
Edward B. Flynn	$37,695	$23,210	$60,905
Dermot J. O’Brien	$20,449	$16,240	$36,689

(1)	Other Benefits include:

	(a)	Actual cost to the company of leasing automobiles (and covering related maintenance, registrations and insurance fees) used for personal travel: Mr. Rodriguez, $30,525; Mr. Siegmund, $27,802; Mr. Benjamin, $18,805; Mr. Flynn, $25,686; and Mr. O’Brien, $11,028.

	(b)	Amount paid by the company on behalf of the executives and their spouses or significant others who accompanied them in connection with travel sponsored by the company: Mr. Rodriguez, $1,354; Mr. Siegmund $601; and Mr. O’Brien, $601.

	(c)	Matching contributions to the company’s Retirement and Savings Plan (available to the company’s associates generally): Mr. Rodriguez, $11,130; Mr. Siegmund, $11,130; Mr. Benjamin, $11,130; Mr. Flynn, $11,130; and Mr. O’Brien, $7,950.

	(d)	Life insurance and accidental death and dismemberment premiums paid by the company (available to the company’s associates generally): Mr. Rodriguez, $1,674; Mr. Siegmund $1,088; Mr. Benjamin, $879; Mr. Flynn, $879; and Mr. O’Brien, $870.

	(e)	Other benefits include occasional personal travel on the company’s aircraft by Mr. Rodriguez and his immediate family. Mr. Rodriguez’s immediate family may also occasionally accompany him on the company’s aircraft when he is traveling on company business. Pursuant to company policy, Mr. Rodriguez reimbursed the company for the amount of aggregate incremental cost incurred by the company in connection with any such personal use. Incremental cost is calculated by multiplying the personal flight time including empty aircraft positioning time, by the aircraft’s hourly variable operating cost. Variable operating cost includes maintenance, fuel, cleaning, landing fees, flight fees, catering, and crew travel expenses, including hotels, meals and transportation.

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Compensation of Executive Officers

(2)	Reflects matching charitable contributions made by the ADP Foundation in an amount not to exceed $20,000 in a calendar year in respect of any given named executive officer’s charitable contributions for that calendar year. Amounts may exceed $20,000 because, while matching charitable contributions are limited to $20,000 in a calendar year, this table reflects matching charitable contributions for the fiscal year ended June 30, 2016.

Grants of Plan-Based Awards Table for Fiscal Year 2016

Name	Grant Date(1)	Date of Corporate Action(1)	Plan Under which Grant was Made(2)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options #	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
					Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
(a)	(b)	(bb)			(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
			Cash
Carlos A. Rodriguez			Bonus		$0	$1,600,000	$3,200,000
	9/1/2015	8/4/2015	PSU	(5)				6,372	12,745	19,117				$957,127
	9/1/2015	8/4/2015	PSU	(6)				7,068	14,137	21,205				$1,061,671
	9/1/2015	8/4/2015	PSU	(7)				8,655	17,310	25,965				$1,299,981
			Stock
	9/1/2015	6/4/2015	Options									197,568	$75.10	$2,599,995
			Cash
Jan Siegmund			Bonus		$0	$650,000	$1,300,000
	9/1/2015	8/4/2015	PSU	(5)				2,275	4,550	6,826				$341,739
	9/1/2015	8/4/2015	PSU	(6)				2,062	4,123	6,185				$309,644
	9/1/2015	8/4/2015	PSU	(7)				2,175	4,350	6,525				$326,660
			Stock
	9/1/2015	6/4/2015	Options									31,914	$75.10	$419,988
	9/14/2015		TBRS								7,716			$599,996
			Cash
Mark D. Benjamin			Bonus		$0	$525,000	$1,050,000
	9/1/2015	8/4/2015	PSU	(5)				1,327	2,654	3,982				$199,348
	9/1/2015	8/4/2015	PSU	(6)				1,359	2,719	4,078				$204,161
	9/1/2015	8/4/2015	PSU	(7)				1,553	3,107	4,660				$233,311
			Stock
	9/1/2015	6/4/2015	Options									22,796	$75.10	$299,995
	9/14/2015		TBRS								7,716			$599,996
			Cash
Edward B. Flynn			Bonus		$0	$525,000	$1,050,000
	9/1/2015	8/4/2015	PSU	(5)				1,422	2,844	4,266				$213,587
	9/1/2015	8/4/2015	PSU	(6)				1,110	2,220	3,330				$166,712
	9/1/2015	8/4/2015	PSU	(7)				1,243	2,485	3,728				$186,649
			Stock
	9/1/2015	6/4/2015	Options									18,237	$75.10	$239,999
			Cash
Dermot J. O’Brien			Bonus		$0	$416,000	$832,000
	9/1/2015	8/4/2015	PSU	(5)				1,517	3,034	4,550				$227,826
	9/1/2015	8/4/2015	PSU	(6)				1,150	2,300	3,449				$172,694
	9/1/2015	8/4/2015	PSU	(7)				1,204	2,408	3,612				$180,816
			Stock
	9/1/2015	6/4/2015	Options									17,667	$75.10	$232,498
	6/30/2016	6/2/2016	TBRS								5,442			$499,957

(1)	The grant dates shown in column (b) of the table were determined pursuant to FASB ASC Topic 718. The dates shown in column (bb) are the dates on which our compensation committee set target award amounts under the PSU program and approved the TBRS award amounts.

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Compensation of Executive Officers

(2)	PSU refers to our performance stock unit program and TBRS refers to our time-based restricted stock program under our 2008 Omnibus Award Plan. Stock options were also granted under our 2008 Omnibus Award Plan.

(3)	No payouts will be made if actual performance is below threshold level.

(4)	We computed the grant date fair value of each restricted stock award and option grant shown in column (l) in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 9 to our audited consolidated financial statements for the fiscal year ending June 30, 2016 included in our annual report on Form 10-K for the fiscal year ended June 30, 2016.

(5)	Consistent with the requirements of ASC Topic 718, the amount represents the third of three tranches of the PSU award that was granted in September 2013 for which the grant date fair value was established in September 2015. The shares earned from this award were paid out in September 2016.

(6)	Consistent with the requirements of ASC Topic 718, the amount represents the second of three tranches of the PSU award that was granted in September 2014 for which the grant date fair value was established in September 2015. The shares earned from this award will be paid out in September 2017.

(7)	Consistent with the requirements of ASC Topic 718, the amount represents the first of three tranches of the PSU award that was granted in September 2015 for which the grant date fair value was established in September 2015. The shares earned from this award will be paid out in September 2018.

Restricted Stock/Performance Stock Units

We grant restricted stock under our 2008 Omnibus Award Plan. Restricted stock awards vest over periods determined by our compensation committee. In fiscal year 2014, we introduced a performance stock unit program based on financial objectives that are measured over a three-year performance cycle comprised of three one-year performance periods. This new three-year program replaced our performance-based restricted stock program. If, after completion of the first measurement year of the three-year performance period, a participant’s employment with the company is terminated prior to the expiration of the performance period due to death, disability or retirement (defined as voluntary termination of employment at or after age 65, or age 55 with 10 years of service), a participant will be entitled to receive a pro-rata portion (based on the number of completed months in the performance period through the date of termination of employment, divided by 36) of the PSUs earned for such performance period (which, in the case of death or disability, including any death or disability occurring after retirement, will be determined by assuming 100% achievement for each measurement year in the performance period not completed prior to the participant’s death or disability).

Recipients of performance-based restricted stock and performance stock unit awards will be entitled to receive dividends paid only with respect to shares of restricted stock that have been earned. We require that executives agree to be bound by a restrictive covenant containing non-compete, non-solicitation, and confidentiality obligations as a condition to the grant.

Restricted stock and performance stock unit awards under our 2008 Omnibus Award Plan allow the compensation committee to cause a recipient’s award to be forfeited, and to require the recipient to pay to the company any gain realized on the award (the fair market value, on the applicable vesting date, of the shares delivered to the participant), if the recipient engages in an activity that is in conflict with or adverse to the company’s interests, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or if the recipient violates a restrictive covenant.

Automatic Data Processing, Inc. – Proxy Statement	|	42

Compensation of Executive Officers

Stock Options

We grant stock options under our 2008 Omnibus Award Plan with an exercise price equal to our closing stock price on the date of grant. No option may be exercised after the expiration of its ten-year term. We require that executives agree to be bound by a restrictive covenant containing non-compete, non-solicitation, and confidentiality obligations as a condition to the grant.

Stock options granted under our 2008 Omnibus Award Plan become fully vested and exercisable upon the death or disability of an option holder who (i) is an active employee, (ii) satisfied the company’s retirement criteria and retired on or after age 55 with 10 years of service (Normal Retirement), or (iii) retired in the previous twelve months on or after age 55 with between five and 10 years of service. Stock options will continue to vest following a Normal Retirement that occurs after the first anniversary of an option’s grant date.

Vested options granted under our 2008 Omnibus Award Plan may generally be exercised for up to 60 days following an option holder’s termination of employment with the company (or per past company practice, the severance end date, if later), provided that:

●	option holders who retire on or after Normal Retirement will have 37 months following retirement (or per past company practice, the severance end date, if later) to exercise their vested options (subject to extension in the case of subsequent death);
●

option holders who retire on or after age 55 with between five and 10 years of service will have twelve months following retirement (or per past company practice, the severance end date, if later) to exercise their vested options (subject to extension in the case of subsequent death);

●

option holders who die or become disabled on or after eligibility for Normal Retirement will have 36 months following their death or disability to exercise their vested options (subject to extension in the case of subsequent death following a disability); and

●

option holders who were not eligible for Normal Retirement on the date of death or disability will have twelve months following their death or disability to exercise their vested options (subject to extension in the case of subsequent death following a disability).

Stock option awards under our 2008 Omnibus Award Plan allow our compensation committee to cause a recipient’s award to be forfeited, and to require the recipient to pay to the company any option gain, if the recipient engages in an activity that is in conflict with or adverse to the company’s interests, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or if the recipient violates a restrictive covenant.

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Compensation of Executive Officers

Outstanding Equity Awards for Fiscal Year-End 2016

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Carlos A. Rodriguez	1/25/2013		46,074	$52.65	1/24/2023
	1/23/2014	67,064	67,068	$69.72	1/22/2024
	1/22/2015	36,363	109,091	$86.61	1/21/2025
	9/1/2015		197,568	$75.10	8/31/2025
	9/2/2014							29,404	$2,701,387
	9/1/2015							15,233	$1,399,437
Jan Siegmund	2/8/2011	11,376		$43.53	2/7/2021
	1/26/2012	17,064		$49.07	1/25/2022
	1/25/2013	21,330	7,110	$52.65	1/24/2023
	1/23/2014	18,200	18,203	$69.72	1/22/2024
	1/22/2015	6,818	20,454	$86.61	1/21/2025
	9/1/2015		31,914	$75.10	8/31/2025
	7/1/2014					8,492	$780,187
	6/30/2015					4,985	$457,972
	9/14/2015					7,716	$708,869
	9/2/2014							8,576	$787,880
	9/1/2015							3,828	$351,651
Mark D. Benjamin	2/9/2010	11,376		$35.78	2/8/2020
	2/8/2011	7,963		$43.53	2/7/2021
	1/26/2012	11,376		$49.07	1/25/2022
	1/25/2013	11,091	3,697	$52.65	1/24/2023
	1/23/2014	11,944	11,945	$69.72	1/22/2024
	1/22/2015	4,681	14,046	$86.61	1/21/2025
	9/1/2015		22,796	$75.10	8/31/2025
	7/1/2014					8,492	$780,187
	6/30/2015					4,985	$457,972
	9/14/2015					7,716	$708,869
	9/2/2014							5,655	$519,480
	9/1/2015							2,734	$251,160

Automatic Data Processing, Inc. – Proxy Statement	|	44

Compensation of Executive Officers

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Edward B. Flynn	2/8/2011	2,844		$43.53	2/7/2021
	1/26/2012	11,376		$49.07	1/25/2022
	1/25/2013	15,357	5,120	$52.65	1/24/2023
	1/23/2014	11,944	11,945	$69.72	1/22/2024
	1/22/2015	3,671	11,014	$86.61	1/21/2025
	9/1/2015		18,237	$75.10	8/31/2025
	7/1/2014					2,124	$195,125
	6/30/2015					10,619	$975,568
	9/2/2014							4,617	$424,193
	9/1/2015							2,187	$200,928
Dermot J. O’Brien	1/25/2013		5,120	$52.65	1/24/2023
	1/23/2014	11,944	11,945	$69.72	1/22/2024
	1/22/2015	3,802	11,407	$86.61	1/21/2025
	9/1/2015		17,667	$75.10	8/31/2025
	9/2/2014							4,783	$439,414
	9/1/2015							2,119	$194,649
	6/30/2016					5,442	$499,957

(1)	Market value based on June 30, 2016 closing price of our common stock of $91.87 per share.

(2)	The amount shown for the PSU award granted on September 2, 2014 includes only units relating to two-thirds of the full target award for which an EPS goal has been established, and reflects the number of units earned based on performance against the EPS goal for fiscal years 2015 and 2016. The amount shown for the PSU award granted on September 1, 2015 includes only units relating to one-third of the full target award for which an EPS goal has been established, and reflects the number of units earned based on performance against the EPS goal for fiscal year 2016. In each case, the amounts shown are subject to potential reduction based on our actual TSR performance over the entire three-fiscal-year period ending June 30, 2017 and June 30, 2018, respectively.

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Compensation of Executive Officers

Outstanding Equity Vesting Schedule for Fiscal Year-End 2016

	Option Awards		Stock Awards
	Grant Date	Vesting from Grant date	Grant or Award Date	Vesting Schedule
Carlos A. Rodriguez	1/25/2013	25% vested on 1/25/2014	9/2/2014	100% vests on 6/30/2017
		25% vested on 1/25/2015	9/1/2015	100% vests on 6/30/2018
25% vested on 1/25/2016
25% vests on 1/25/2017
	1/23/2014	25% vested on 1/23/2015
25% vested on 1/23/2016
25% vests on 1/23/2017
25% vests on 1/23/2018
	1/22/2015	25% vested on 1/22/2016
25% vests on 1/22/2017
25% vests on 1/22/2018
25% vests on 1/22/2019
	9/1/2015	25% vests on 9/1/2016
25% vests on 9/1/2017
25% vests on 9/1/2018
25% vests on 9/1/2019
Jan Siegmund	1/25/2013	25% vested on 1/25/2014	7/1/2014	50% vests on 7/1/2018
		25% vested on 1/25/2015		50% vests on 7/1/2019
		25% vested on 1/25/2016	6/30/2015	50% vests on 6/30/2018
		25% vests on 1/25/2017		50% vests on 6/30/2019
	1/23/2014	25% vested on 1/23/2015	9/14/2015	50% vests on 7/1/2018
		25% vested on 1/23/2016		50% vests on 7/1/2019
		25% vests on 1/23/2017	9/2/2014	100% vests on 6/30/2017
		25% vests on 1/23/2018	9/1/2015	100% vests on 6/30/2018
	1/22/2015	25% vested on 1/22/2016
25% vests on 1/22/2017
25% vests on 1/22/2018
25% vests on 1/22/2019
	9/1/2015	25% vests on 9/1/2016
25% vests on 9/1/2017
25% vests on 9/1/2018
25% vests on 9/1/2019
Mark D. Benjamin	1/25/2013	25% vested on 1/25/2014	7/1/2014	50% vests on 7/1/2018
		25% vested on 1/25/2015		50% vests on 7/1/2019
		25% vested on 1/25/2016	6/30/2015	50% vests on 6/30/2018
		25% vests on 1/25/2017		50% vests on 6/30/2019
	1/23/2014	25% vested on 1/23/2015	9/14/2015	50% vests on 7/1/2018
		25% vested on 1/23/2016		50% vests on 7/1/2019
		25% vests on 1/23/2017	9/2/2014	100% vests on 6/30/2017
		25% vests on 1/23/2018	9/1/2015	100% vests on 6/30/2018

Automatic Data Processing, Inc. – Proxy Statement	|	46

Compensation of Executive Officers

	Option Awards		Stock Awards
	Grant Date	Vesting from Grant date	Grant or Award Date	Vesting Schedule
	1/22/2015	25% vested on 1/22/2016
25% vests on 1/22/2017
25% vests on 1/22/2018
25% vests on 1/22/2019
	9/1/2015	25% vests on 9/1/2016
25% vests on 9/1/2017
25% vests on 9/1/2018
25% vests on 9/1/2019
Edward B. Flynn	1/25/2013	25% vested on 1/25/2014	7/1/2014	50% vested on 7/1/2015
		25% vested on 1/25/2015		50% vests on 7/1/2016
		25% vested on 1/25/2016	6/30/2015	29% vested on 12/31/2015
		25% vests on 1/25/2017		29% vests on 12/31/2016
	1/23/2014	25% vested on 1/23/2015		42% vests on 12/31/2017
		25% vested on 1/23/2016	9/2/2014	100% vests on 6/30/2017
		25% vests on 1/23/2017	9/1/2015	100% vests on 6/30/2018
25% vests on 1/23/2018
	1/22/2015	25% vested on 1/22/2016
25% vests on 1/22/2017
25% vests on 1/22/2018
25% vests on 1/22/2019
	9/1/2015	25% vests on 9/1/2016
25% vests on 9/1/2017
25% vests on 9/1/2018
25% vests on 9/1/2019
Dermot J. O’Brien	1/25/2013	25% vested on 1/25/2014	6/30/2016	50% vests on 7/1/2018
		25% vested on 1/25/2015		50% vests on 7/1/2019
		25% vested on 1/25/2016	9/2/2014	100% vests on 6/30/2017
		25% vests on 1/25/2017	9/1/2015	100% vests on 6/30/2018
	1/23/2014	25% vested on 1/23/2015
25% vested on 1/23/2016
25% vests on 1/23/2017
25% vests on 1/23/2018
	1/22/2015	25% vested on 1/22/2016
25% vests on 1/22/2017
25% vests on 1/22/2018
25% vests on 1/22/2019
	9/1/2015	25% vests on 9/1/2016
25% vests on 9/1/2017
25% vests on 9/1/2018
25% vests on 9/1/2019

47	|	Automatic Data Processing, Inc. – Proxy Statement

Compensation of Executive Officers

Option Exercises and Stock Vested Table for Fiscal Year 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
(a)	(b)	(c)	(d)	(e)
Carlos A. Rodriguez(1)	100,110	$3,485,056	38,234	$2,947,466
Jan Siegmund(2)	13,651	$740,198	13,651	$1,052,385
Mark D. Benjamin(3)	12,185	$507,094	7,963	$613,891
Edward B. Flynn(4)	0	$0	14,992	$1,196,883
Dermot J. O’Brien(5)	13,651	$491,391	9,101	$701,590

(1)	Mr. Rodriguez exercised options to purchase 100,110 shares on March 10, 2016 with a weighted average exercise price of $50.71 and a weighted average market price of $85.53. He acquired 38,234 shares with a market price of $77.09 on September 2, 2015, upon lapse of restrictions.

(2)	Mr. Siegmund exercised options to purchase 6 shares on March 31, 2016 with an exercise price of $35.78 and a market price of $90.00, and 13,645 shares on April 1, 2016 with an exercise price of $35.78 and a market price of $90.00. He acquired 13,651 shares with a market price of $77.09 on September 2, 2015, upon lapse of restrictions.

(3)	Mr. Benjamin exercised options to purchase 12,185 shares on August 31, 2015 with a weighted average exercise price of $36.18 and a weighted average market price of $77.79. He acquired 7,963 shares with a market price of $77.09 on September 2, 2015, upon lapse of restrictions.

(4)	Mr. Flynn acquired 2,123 shares with a market price of $80.89 on July 1, 2015, 4,337 shares with a market price of $84.72 on December 31, 2015, 8,532 shares with a market price of $77.09 on September 2, 2015 all upon lapse of restrictions.

(5)	Mr. O’Brien exercised options to purchase 4,544 shares on January 25, 2016 with an exercise price of $52.65 and a market price of $80.37, 575 shares on January 26, 2016 with an exercise price of $52.65 and a market price of $80.09, and 8,532 shares on June 7, 2016 with an exercise price of $46.72 and a market price of $87.70. He acquired 9,101 shares with a market price of $77.09 on September 2, 2015, upon lapse of restrictions.

Automatic Data Processing, Inc. – Proxy Statement	|	48

Compensation of Executive Officers

Pension Benefits for Fiscal Year 2016

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)(3)(4)	Payments During Last Fiscal Year
(a)	(b)	(c)	(d)	(e)
Carlos A. Rodriguez	Automatic Data Processing, Inc.
	Pension Retirement Plan	15.50	$198,062	$0
	Supplemental Officers
	Retirement Plan	13.08	$5,944,595	$0
Jan Siegmund	Automatic Data Processing, Inc.
	Pension Retirement Plan	16.50	$208,001	$0
	Supplemental Officers
	Retirement Plan	11.58	$2,294,786	$0
Mark D. Benjamin	Automatic Data Processing, Inc.
	Pension Retirement Plan	22.50	$273,273	$0
	Supplemental Officers
	Retirement Plan	8.16	$948,794	$0
Edward B. Flynn	Automatic Data Processing, Inc.
	Pension Retirement Plan	26.50	$389,394	$0
	Supplemental Officers
	Retirement Plan	9.17	$1,765,948	$0
Dermot J. O’Brien	Automatic Data Processing, Inc.
	Pension Retirement Plan	3.50	$32,086	$0
	Supplemental Officers
	Retirement Plan	4.16	$621,099	$0

(1)	Consists of the number of years of service credited as of June 30, 2016 for the purpose of determining benefit service under the applicable pension plan. Credited service is defined in the Supplemental Officers Retirement Plan as the number of months elapsed from the later of a participant’s entry into the plan and January 1, 1989 and subject, in the case of vesting, to a schedule set forth in the Supplemental Officers Retirement Plan. Executives must be selected for participation in the Supplemental Officers Retirement Plan. Credited service under the Pension Retirement Plan is defined as elapsed time of employment with the company starting on January 1 following the completion of six months of service.

(2)	The Pension Retirement Plan and Supplemental Officers Retirement Plan provide benefits in the form of a lump sum and/or an annuity. We calculated a present value of the executive’s benefit using an interest crediting rate, a discount rate and a mortality assumption. We calculated the actuarial present values of accumulated benefits as of June 30, 2016 under the Pension Retirement Plan and the Supplemental Officers Retirement Plan using the RP-2014 mortality table with post-2006 improvements removed (projected generationally using Scale MP-2015 for both plans and applying a white collar adjustment for the Supplemental Officers Retirement Plan only) and a 3.4% discount rate. For the Pension Retirement Plan only, we also used a 3.25% interest crediting rate.

(3)	Cash balances under the Pension Retirement Plan are included in the present values shown for the Pension Retirement Plan in column (d) and, at June 30, 2016 are as follows: Mr. Rodriguez, $201,862; Mr. Siegmund, $211,955; Mr. Benjamin, $280,973; Mr. Flynn, $394,132; and Mr. O’Brien, $32,778.

(4)	The present values of accumulated benefits for the Pension Retirement Plan and the Supplemental Officers Retirement Plan were determined based on the retirement at age of 65 (normal retirement age under these plans).

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Compensation of Executive Officers

Automatic Data Processing, Inc. Pension Retirement Plan

The Pension Retirement Plan is a tax-qualified defined benefit plan covering substantially all U.S. employees of the company; however, in January 2014, our board of directors approved an amendment to close the Pension Retirement Plan to new participants beginning in January 2015. Under the Pension Retirement Plan, the company credits participants’ notional accounts with annual contributions, which are determined based upon base salary and years of service. The contributions range from 2.1% to 10% of base salary, and the accounts earn interest based upon the ten-year U.S. Treasury constant maturity rates. Compensation used to determine the benefits in any given year is limited to calendar year base salary up to the IRS compensation limit in effect for the plan year. A participant must have three years of service to receive any benefit.

Supplemental Officers Retirement Plan

The company sponsors a Supplemental Officers Retirement Plan, which is a non-qualified defined benefit plan that pays a lump sum or an annuity upon retirement. Eligible participants include the named executive officers and other officers of the company with titles of corporate vice president and above. In January 2014, our board of directors approved an amendment to close the Supplemental Officers Retirement Plan to new participants beginning in January 2014.

On August 14, 2008, our board of directors approved amendments to the Supplemental Officers Retirement Plan, which implemented changes to the Supplemental Officers Retirement Plan benefits formula and the early retirement factors, in each case, used for any active employee not already earning a benefit by January 1, 2008 or any participant who had not attained age 50 by January 1, 2009, as well as changes relating to the forms of benefit available for all current and future participants.

On November 10, 2009, our board of directors approved additional amendments effective January 1, 2010, to provide that for both benefit accrual and vesting credit, service will be determined based on the number of months elapsed from the later of a participant’s entry into the plan and January 1, 1989, and subject, in the case of vesting, to a schedule set forth in the Supplemental Officers Retirement Plan, and also provide that effective after December 31, 2009, our chief executive officer would no longer be able to grant service credit in his discretion to Supplemental Officers Retirement Plan participants who are involuntarily terminated or who receive severance from the company.

All participants must have at least five years of service to receive any benefit under the Supplemental Officers Retirement Plan. After 10 years of service, a participant will qualify for the full annual benefit. We refer to the percentage of the benefit that has been earned by a participant as the “vested percentage.” The vested percentage is determined using a schedule set forth in the Supplemental Officers Retirement Plan.

Supplemental Officers Retirement Plan benefits begin on the earliest of (i) the later of attainment of age 60 and the first day of the seventh month following separation from service, (ii) disability, and (iii) death. Participants can receive their benefits in the form of a single life annuity, a 25%, 50%, 75%, or 100% joint and survivor annuity with a beneficiary, or a ten-year certain and life annuity. Subject to rules required under Section 409A of the Internal Revenue Code, participants may generally also elect to have either 25% or 50% of their benefits paid in a single lump sum. A participant who terminates employment by reason of disability is eligible to receive an unreduced benefit payable as of the participant’s termination. Upon the death of a participant, the participant’s surviving spouse or other designated beneficiary is eligible to receive a 50% survivor benefit, payable as a life annuity or, if elected, a guaranteed payment for 120 months only. Under certain circumstances, annual benefits are subject to reduction for payments from social security, the Pension Retirement Plan, and the Retirement and Savings Plan, and any retirement benefits from a former or subsequent employer of the participant.

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Compensation of Executive Officers

The amount of the annual benefit is determined by multiplying the participant’s final average annual pay by a factor of 2%, the number of years of service (up to 20 years), and the participant’s vested percentage. For participants with more than 20 years of service only, added to that first amount will be an amount equal to the participant’s final average annual pay multiplied by 1%, up to five additional years of service, and the participant’s vested percentage.

Final average annual pay will be based on salary, bonuses, and incentive payment awards, excluding restricted stock and other stock-based awards. The maximum annual plan benefit that may be paid will be limited to 45% of a participant’s final average annual pay. A participant whose benefit payments begin before the first day of the month on or after the participant’s 65th birthday will receive payments which are reduced at a rate of 4/12 of 1% per month for each month (up to 36 months) by which the participant’s benefit commencement precedes the participant’s 65th birthday, and, if applicable, further reduced at a rate of 5/12 of 1% for each month by which the benefit commencement precedes the participant’s 62nd birthday.

If within 24 months after a participant’s employment terminates he or she violates the non-competition provisions of any agreement such participant has entered into with the company, such participant will forfeit all of his or her benefits under the Supplemental Officers Retirement Plan.

Deferred Compensation Program

Under the ADP Deferred Compensation Plan, all U.S. executives of the company (including the named executive officers) can defer all or a portion of their annual cash bonuses, which may be allocated to notional investments selected by the participant. Prior to fiscal 2015, participants could choose two investment options for their cash bonus deferrals: a fixed income fund or a fund designed to track the performance of the Standard & Poor’s index of 500 leading U.S. companies. The fixed fund rate is adjusted each fiscal year, and was 2.25%% for fiscal year 2016. Beginning January 1, 2015, the company replaced these two investment options with certain diversified investment funds that mirror the investment alternatives available in the company’s 401(k) plan. The company does not match deferrals by the named executive officers or otherwise contribute any amounts to their deferred compensation accounts.

Each participant has the option of making a onetime election changing the timing and/or the form of distributions from his or her account. Any such change must comply with the “redeferral rules” in effect under Section 409A of the Internal Revenue Code and may be used only to delay the timing and/or change the number of payments to be received. Participants may elect to receive payments of their deferred funds or stock either in a lump sum payment or in installments. However, in the event of death, disability, or termination of employment prior to age 65, or age 55 with 10 years of service, payments are made in a lump sum regardless of a participant’s election. Deferred funds and the earnings on such deferrals made for fiscal year 2005 and later may be distributed to a participant following separation from service only after a six-month delay. Distributions are subject to federal, state, and local income taxes on both the principal amount and investment earnings at the ordinary income rate in the year in which such payments are made.

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Compensation of Executive Officers

Non-Qualified Deferred Compensation for Fiscal Year 2016

Name	Executive Contributions in 2016(1)	Aggregate Earnings in 2016(2)	Aggregate Balance at June 30, 2016(3)
(a)	(b)	(d)	(f)
Carlos A. Rodriguez	$0	$22,987	$600,453
Jan Siegmund	$145,375	$65,307	$1,684,819
Edward B. Flynn	$0	$25,685	$695,384
Mark D. Benjamin	$0	$4,213	$110,040
Dermot J. O’Brien	$0	$0	$0

(1)	The amounts listed in column (b) reflect 25% of the annual bonus for fiscal year 2015 that was payable in fiscal year 2016, but which was deferred by Mr. Siegmund; this amount for Mr. Siegmund was reported as compensation in the Summary Compensation Table for fiscal year 2015. In addition, 25% of the annual bonus earned for fiscal year 2016 by Mr. Siegmund ($172,100) that was paid in September 2016 was also deferred by Mr. Siegmund; this amount was reported as compensation in the Summary Compensation Table for fiscal year 2016. As the amount in respect of the fiscal year 2016 bonus was not deferred until after we concluded fiscal year 2016, such amount is not included in columns (b) and (f).

(2)	The earnings amounts are not reported as compensation in fiscal year 2016 in the Summary Compensation Table, as they do not represent above-market or preferential earnings on deferred compensation.

(3)	The following amounts were previously reported as compensation in the Summary Compensation Table for previous years: Mr. Siegmund, $486,515.

Automatic Data Processing, Inc. – Proxy Statement	|	52

Potential Payments to Named Executive Officers Upon Termination or Change in Control

Change in Control Severance Plan for Corporate Officers

We maintain the Automatic Data Processing, Inc., Change in Control Severance Plan for Corporate Officers, which provides for the payment of specified benefits to officers selected by the board of directors if their employment terminates under certain circumstances after a change in control of the company. All named executive officers participate in the change in control plan. As of June 30, 2016, there were 18 eligible participants in the change in control plan.

The change in control plan provides that a participant who is involuntarily terminated by the company without cause or who leaves for good reason during the two-year period following the occurrence of a change in control will receive:

●	A lump sum payment equal to 150% (or in the case of our Chief Executive Officer, 200%) of such participant’s current total annual compensation;

●	Full vesting of his or her stock options;

●	Full vesting of restricted shares issued under the time-based restricted stock program; and

●

The number of shares the participant would have been entitled to receive under the then-ongoing performance-based equity programs had all applicable performance goals been achieved at 100% target rate.

A participant’s current total annual compensation equals his or her highest rate of annual salary during the calendar year in which his or her employment terminates or the year immediately prior to the year of such termination, plus his or her average annual bonus compensation earned in respect of the two most recent calendar years immediately preceding the calendar year in which his or her employment terminates.

The change in control plan defines “good reason” as the occurrence of any of the following events after a change in control without the participant’s written consent:

●	A material diminution in the participant’s position, duties, responsibilities, or authority as of the date immediately prior to the change in control; or
●

a reduction in a participant’s base compensation or a failure to provide incentive compensation opportunities at least as favorable in the aggregate as those provided immediately prior to the change in control; or

●	a failure to provide employee benefits at least as favorable in the aggregate as those provided immediately prior to the change in control; or

●	a failure of any successor of the company to assume in writing the obligations under the change in control plan.

The change in control plan defines “cause” as:

●	gross negligence or willful misconduct by a participant, which is materially injurious to the company, monetarily or otherwise;

●	misappropriation or fraud with regard to the company or its assets;

●	conviction of, or the pleading of guilty or nolo contendere to, a felony involving the assets or business of the company; or

●	willful and continued failure to substantially perform one’s duties after written notice by the board of directors.

The change in control payments potentially due to the named executive officers are payable solely pursuant to the terms of the change in control plan.

A “change in control” will have occurred under the change in control plan if:

●

any “person” (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended), excluding the company, any subsidiary of the company, or any employee benefit plan sponsored or maintained by the company (including any trustee of any such plan acting in its capacity as trustee), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the company representing 35% or more of the total combined voting power of the company’s then-outstanding securities;

●	there occurs a merger, consolidation, or other business combination of the company (a “transaction”), other than a transaction immediately following which the

53	|	Automatic Data Processing, Inc. – Proxy Statement

Potential Payments to Named Executive Officers Upon
Termination or Change in Control

stockholders of the company, immediately prior to the transaction, continue to be the beneficial owners of securities of the resulting entity representing more than 65% of the voting power in the resulting entity, in substantially the same proportions as their ownership of the company voting securities immediately prior to the transaction; or

●

there occurs the sale of all or substantially all of the company’s assets, other than a sale immediately following which the stockholders of the company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing more than 65% of the voting power in the purchasing entity, in substantially the same proportions as their ownership of the company voting securities immediately prior to the transaction.

The company will reduce payments under the change in control plan to avoid the application of excise taxes pursuant to Section 4999 of the Internal Revenue Code, unless the after-tax amount to be received by a participant without such a reduction would be greater than the after-tax amount that would be received after such reduction. All payments under the plan are conditioned upon the participant’s execution of a release of claims in favor of the company.

Corporate Officer Severance Plan

Effective May 6, 2015, ADP adopted the Corporate Officer Severance Plan for purposes of involuntary terminations other than for cause in the absence of a change in control.

All named executive officers participate in the severance plan. As of June 30, 2016, there were 18 eligible participants in the severance plan.

The severance plan provides that a participant who is involuntarily terminated by the company without cause (other than during the two-year period following the occurrence of a change in control) will receive:

●	18 (or in the case of the CEO, 24) months of continued base salary;

●

A prorated annual bonus for the year of termination, based on actual performance for the full fiscal year, but assuming that all non-financial and other subjective and qualitative performance criteria are achieved at a level equal to the weighted-average percentage achievement of all applicable financial and other objective and non-qualitative performance criteria;

●	Continued vesting of his or her stock options and time-vested restricted stock and restricted stock unit awards during the period of continued base salary payments (the “Severance Period”); and
●

The number of shares of stock (or cash, in the case of cash-settled awards) that the participant would have been entitled to receive based on the actual achievement of the applicable performance goals in each of the then-ongoing performance-based restricted stock and performance stock unit programs, prorated to reflect the portion of the applicable performance period elapsed through the last day of the Severance Period.

The severance plan defines “cause” as:

●

Failure to perform duties (other than due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of duties, to the extent not cured within 15 days following written notice;

●	Engaging in conduct that is materially injurious to the company or an affiliate;

●	Conviction of, or the pleading of guilty or nolo contendere to, a felony involving as a material element fraud or dishonesty; or

●	The consistent failure to follow the lawful instructions of the board of directors or a direct superior, which failure amounts to an intentional and extended neglect of duties.

The severance payments potentially due to the named executive officers are payable solely pursuant to the terms of the severance plan (other than if benefits are payable pursuant to the change in control plan).

Automatic Data Processing, Inc. – Proxy Statement	|	54

Potential Payments to Named Executive Officers Upon
Termination or Change in Control

Health Coverage

Certain executives, including the named executive officers, who terminate employment with the company after they have attained age 55 and been credited with 10 years of service are eligible to participate in the company’s executive retiree medical plan.

Deferred Compensation

Under the ADP Deferred Compensation Plan, all U.S. executives of the company (including the named executive officers) can defer into a deferred compensation account all or a portion of their annual cash bonuses to be payable following separation from the company. For a description of the ADP Deferred Compensation Plan and aggregate deferred compensation for our named executive officers at June 30, 2016, see “Deferred Compensation Program” above.

Termination and Change in Control Tables

The following tables set forth the payments that each of our named executive officers who were serving as executive officers as of June 30, 2016, would have received under various termination scenarios on June 30, 2016. Pension benefits, which are described under “Pension Benefits for Fiscal Year 2016” above, and deferred compensation balances, which are described under “Deferred Compensation Program” above, are not included in the tables below in accordance with applicable information statement disclosure requirements except to the extent of any incremental value payable in any of such termination scenarios. Pursuant to the company’s Corporate Officer Severance Plan, each of our named executive officers would also receive a prorated annual bonus for the year of termination, based on actual performance for the full fiscal year, in the event of an involuntary termination without cause prior to June 30, 2016. Please refer to page 54 in this proxy statement for a description of the Corporate Officer Severance Plan. With regard to the payments on a change in control, the amounts detailed below presume that (x) the change in control includes a change in control of the company and (y) each named executive officer’s employment was terminated by the company without cause or by the executive for good reason within two years following the change in control occurring on June 30, 2016.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR
CARLOS A. RODRIGUEZ

Payment Elements	Termination Following Change In Control		Death	Disability		Involuntary Termination Without Cause		Retirement
Termination Payment	$5,207,040	(1)	$0	$0		$2,000,000	(2)	$0
Stock Options(3)	$7,179,998		$7,179,998	$7,179,998		$5,332,116		$0
Performance Stock Units(4)	$9,194,344		$4,522,512	$4,522,512		$9,115,654		$0
Supplemental Officers
Retirement Plan	$0		$0	$5,875,129	(5)	$0		$0
Total	$21,581,382		$11,702,510	$17,577,639		$16,447,770		$0

(1)

Represents payment of two times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($1,000,000) and (ii) average annual bonus for the two most recently completed calendar years ($1,603,520).

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Potential Payments to Named Executive Officers Upon
Termination or Change in Control

(2)	Represents an amount equal to two times annual salary ($1,000,000).

(3)	Assumes all unvested options immediately vested and were exercised on June 30, 2016 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $91.87 per share. Amounts in the Involuntary Termination Without Cause column assume unvested options that would vest during the severance period (24 months) immediately vested and were exercised on June 30, 2016.

(4)	Amount in the Termination Following a Change in Control column represents amount attributable to the fiscal years 2015 and 2016 PSU programs assuming performance goals of this program will be achieved at 100% target rate. Amounts in the Death and Disability columns represent the sum of (a) two-thirds of the fiscal year 2015 PSU award based on performance goals achieved at 120% target rate for fiscal year 2015, at 88% target rate for fiscal year 2016, and an assumed achievement at target rate for fiscal year 2017 plus (b) one-third of the fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016 and an assumed achievement at target rate for fiscal years 2017 and 2018. Amounts in the Involuntary Termination Without Cause column represent the sum of (x) the full fiscal year 2015 PSU award based on performance goals achieved at 120% target rate for fiscal year 2015, at 88% target rate for fiscal year 2016, and an assumed achievement at target rate for fiscal year 2017 plus (y) the full fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016 and an assumed achievement at target rate for fiscal years 2017 and 2018. All amounts include accrued dividend equivalents through June 30, 2016.

(5)	Represents present value of the incremental benefit using the RP-2014 mortality table with post-2006 improvements removed (projected generationally using Scale MP-2015) and a 3.4% discount rate, assuming disability occurring on June 30, 2016.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR
JAN SIEGMUND

Payment Elements	Termination Following Change In Control		Death	Disability		Involuntary Termination Without Cause		Retirement
Termination Payment	$1,837,905	(1)	$0	$0		$975,000	(2)	$0
Stock Options(3)	$1,324,920		$1,324,920	$1,324,920		$1,021,458		$0
Restricted Stock(4)	$1,947,028		$1,947,028	$1,947,028		$0		$0
Performance Stock Units(5)	$2,485,443		$1,256,254	$1,256,254		$2,275,019		$0
Supplemental Officers
Retirement Plan	$0		$0	$2,252,750	(6)	$0		$0
Total	$7,595,296		$4,528,202	$6,780,952		$4,271,477		$0

(1)	Represents payment of 1.5 times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($650,000) and (ii) average annual bonus for the two most recently completed calendar years (575,270).

(2)	Represents an amount equal to 1.5 times annual salary ($650,000).

(3)	Assumes all unvested options immediately vested and were exercised on June 30, 2016 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $91.87 per share. Amounts in the Involuntary Termination Without Cause column assume unvested options that would vest during the severance period (18 months) immediately vested and were exercised on June 30, 2016.

(4)	Amounts include the vesting of time-based restricted stock awards.

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Potential Payments to Named Executive Officers Upon
Termination or Change in Control

(5)	Amount in the Termination Following a Change in Control column represents amount attributable to the fiscal years 2015 and 2016 PSU programs assuming performance goals of the programs will be achieved at 100% target rate. Amounts in the Death and Disability columns represent the sum of (a) two-thirds of the fiscal year 2015 PSU award based on performance goals achieved at 120% target rate for fiscal year 2015, at 88% target rate for fiscal year 2016, and an assumed achievement at target rate for fiscal year 2017, plus (b) one-third of the fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016 and an assumed achievement at target rate for fiscal years 2017 and 2018. Amounts in the Involuntary Termination Without Cause column represent the sum of (x) the full fiscal year 2015 PSU award based on performance goals achieved at 120% target rate for fiscal year 2015, at 88% target rate for fiscal year 2016, and an assumed achievement at target rate for fiscal year 2017, plus (y) five-sixths of the full fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016 and an assumed achievement at target rate for fiscal years 2017 and 2018. All amounts include accrued dividend equivalents through June 30, 2016.

(6)	Represents present value of the incremental benefit using the RP-2014 mortality table with post-2006 improvements removed (projected generationally using Scale MP-2015) and a 3.4% discount rate, assuming disability occurring on June 30, 2016.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR
MARK D. BENJAMIN

Payment Elements	Termination Following Change In Control		Death	Disability		Involuntary Termination Without Cause		Retirement
Termination Payment	$1,400,221	(1)	$0	$0		$787,500	(2)	$0
Stock Options(3)	$865,772		$865,772	$865,772		$650,000		$0
Restricted Stock(4)	$1,947,028		$1,947,028	$1,947,028		$0		$0
Performance Stock Units(5)	$1,705,749		$849,734	$849,734		$1,553,607		$0
Supplemental Officers
Retirement Plan	$0		$0	$1,748,459	(6)	$0		$0
Total	$5,918,770		$3,662,534	$5,410,993		$2,991,107		$0

(1)	Represents payment of 1.5 times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($525,000) and (ii) average annual bonus for the two most recently completed calendar years ($408,481).

(2)	Represents an amount equal to 1.5 times annual salary ($525,000).

(3)	Assumes all unvested options immediately vested and were exercised on June 30, 2016 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $91.87 per share. Amounts in the Involuntary Termination Without Cause column assume unvested options that would vest during the severance period (18 months) immediately vested and were exercised on June 30, 2016.

(4)	Amounts include the vesting of time-based restricted stock awards.

(5)	Amount in the Termination Following a Change in Control column represents amount attributable to the fiscal years 2015 and 2016 PSU programs assuming performance goals of the programs will be achieved at 100% target rate. Amounts in the Death and Disability columns represent the sum of (a) two-thirds of the fiscal year 2015 PSU award based on performance goals achieved at 120% target rate for fiscal year 2015, at 88% target rate for fiscal year 2016, and an assumed achievement at target rate for fiscal year 2017, plus (b) one-third of the fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016 and an assumed achievement at target rate for fiscal years 2017 and 2018. Amounts in the Involuntary Termination Without Cause column represent the sum of (x) the full fiscal year 2015 PSU award based on performance goals achieved at 120% target rate for fiscal year 2015,

57	|	Automatic Data Processing, Inc. – Proxy Statement

Potential Payments to Named Executive Officers Upon
Termination or Change in Control

at 88% target rate for fiscal year 2016, and an assumed achievement at target rate for fiscal year 2017, plus (y) five- sixths of the full fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016 and an assumed achievement at target rate for fiscal years 2017 and 2018. All amounts include accrued dividend equivalents through June 30, 2016.

(6)	Represents present value of the incremental benefit using the RP-2014 mortality table with post-2006 improvements removed (projected generationally using Scale MP-2015) and a 3.4% discount rate, assuming disability occurring on June 30, 2016.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR
EDWARD B. FLYNN

Payment Elements	Termination Following Change In Control		Death	Disability		Involuntary Termination Without Cause		Retirement
Termination Payment	$1,467,253	(1)	$0	$0		$787,500	(2)	$0
Stock Options(3)	$829,213		$829,213	$829,213		$656,972		$0
Restricted Stock(4)	$1,170,671		$1,170,671	$1,170,671		$1,170,671		$0
Performance Stock Units(5)	$1,378,423		$689,248	$689,248		$1,257,078		$689,248
Supplemental Officers
Retirement Plan	$0		$0	$1,144,205	(6)	$0		$0
Health Coverage(7)	$239,000		$0	$239,000		$239,000		$239,000
Total	$5,084,560		$2,689,132	$4,072,337		$4,111,221		$928,248

(1)	Represents payment of 1.5 times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($525,000) and (ii) average annual bonus for the two most recently completed calendar years (453,169).

(2)	Represents an amount equal to 1.5 times annual salary ($525,000).

(3)	Assumes all unvested options immediately vested and were exercised on June 30, 2016 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $91.87 per share. Amounts in the Involuntary Termination Without Cause column assume unvested options that would vest during the severance period (18 months) immediately vested and were exercised on June 30, 2016.

(4)	Amounts include the vesting of time-based restricted stock awards.

(5)	Amount in the Termination Following a Change in Control column represents amount attributable to the fiscal years 2015 and 2016 PSU programs assuming performance goals of the programs will be achieved at 100% target rate. Amounts in the Death, Disability and Retirement columns represent the sum of (a) two-thirds of the fiscal year 2015 PSU award based on performance goals achieved at 120% target rate for fiscal year 2015, at 88% target rate for fiscal year 2016, and an assumed achievement at target rate for fiscal year 2017, plus (b) one-third of the fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016 and an assumed achievement at target rate for fiscal years 2017 and 2018. Amounts in the Involuntary Termination Without Cause column represent the sum of (x) the full fiscal year 2015 PSU award based on performance goals achieved at 120% target rate for fiscal year 2015, at 88% target rate for fiscal year 2016, and an assumed achievement at target rate for fiscal year 2017, plus (y) five-sixths of the full fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016 and an assumed achievement at target rate for fiscal years 2017 and 2018. All amounts include accrued dividend equivalents through June 30, 2016.

(6)	Represents present value of the incremental benefit using the RP-2014 mortality table with post-2006 improvements removed (projected generationally using Scale MP-2015) and a 3.4% discount rate, assuming disability occurring on June 30, 2016.

(7)	Represents the present value of Mr. Flynn’s health coverage under our retiree medical plan using a discount rate of 3.38% and a medical inflation rate beginning at 7.1% for 2016-2017 and ultimately settling at 4.5% by 2038.

Automatic Data Processing, Inc. – Proxy Statement	|	58

Potential Payments to Named Executive Officers Upon Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR
DERMOT J. O’BRIEN

Payment Elements	Termination Following Change In Control		Death	Disability		Involuntary Termination Without Cause		Retirement
Termination Payment	$1,400,406	(1)	$0	$0		$780,000	(2)	$0
Stock Options(3)	$821,721		$821,721	$821,721		$653,571		$0
Restricted Stock(4)	$499,957		$499,957	$499,957		$0		$0
Performance Stock Units(5)	$1,381,051		$698,991	$698,991		$1,264,717		$0
Supplemental Officers
Retirement Plan	$0		$0	$1,361,221	(6)	$0		$0
Total	$4,103,135		$2,020,669	$3,381,890		$2,698,288		$0

(1)	Represents payment of 1.5 times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($520,000) and (ii) average annual bonus for the two most recently completed calendar years (413,604).

(2)	Represents an amount equal to 1.5 times annual salary ($520,000).

(3)	Assumes all unvested options immediately vested and were exercised on June 30, 2016 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $91.87 per share. Amounts in the Involuntary Termination Without Cause column assume unvested options that would vest during the severance period (18 months) immediately vested and were exercised on June 30, 2016.

(4)	Amounts include the vesting of time-based restricted stock awards.

(5)	Amount in the Termination Following a Change in Control column represents amount attributable to the fiscal years 2015 and 2016 PSU programs assuming performance goals of the programs will be achieved at 100% target rate. Amounts in the Death and Disability columns represent the sum of (a) two-thirds of the fiscal year 2015 PSU award based on performance goals achieved at 120% target rate for fiscal year 2015, at 88% target rate for fiscal year 2016, and an assumed achievement at target rate for fiscal year 2017, plus (b) one-third of the fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016 and an assumed achievement at target rate for fiscal years 2017 and 2018. Amounts in the Involuntary Termination Without Cause column represent the sum of (x) the full fiscal year 2015 PSU award based on performance goals achieved at 120% target rate for fiscal year 2015, at 88% target rate for fiscal year 2016, and an assumed achievement at target rate for fiscal year 2017, plus (y) five-sixths of the full fiscal year 2016 PSU award based on performance goals achieved at 88% target rate for fiscal year 2016 and an assumed achievement at target rate for fiscal years 2017 and 2018. All amounts include accrued dividend equivalents through June 30, 2016.

(6)	Represents present value of the incremental benefit using the RP-2014 mortality table with post-2006 improvements removed (projected generationally using Scale MP-2015) and a 3.4% discount rate, assuming disability occurring on June 30, 2016.

59	|	Automatic Data Processing, Inc. – Proxy Statement

Audit Committee Report

The audit committee oversees the financial management of the company, the company’s independent auditors and financial reporting procedures of the company on behalf of the board of directors. In fulfilling its oversight responsibilities, the committee reviewed and discussed the company’s audited financial statements with management, which has primary responsibility for the preparation of the financial statements. In performing its review, the committee discussed the propriety of the application of accounting principles by the company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. Management represented to the audit committee that the company’s financial statements were prepared in accordance with generally accepted accounting principles. The committee also reviewed and discussed the company’s audited financial statements with Deloitte & Touche LLP, an independent registered public accounting firm, the company’s independent auditors for fiscal year 2016, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles in accordance with standards of the Public Company Accounting Oversight Board.

During the course of fiscal year 2016, management completed the documentation, testing and evaluation of the company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The audit committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management and Deloitte & Touche LLP at each audit committee meeting. At the conclusion of the process, management provided the audit committee with, and the audit committee reviewed, a report on the effectiveness of the company’s internal control over financial reporting. The audit committee also reviewed the report of management contained in the annual report on Form 10-K for the fiscal year ended June 30, 2016 filed with the SEC, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the annual report on Form 10-K for the fiscal year ended June 30, 2016 related to its audit of the consolidated financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting. The audit committee continues to oversee the company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal year 2017.

The audit committee has discussed with Deloitte & Touche LLP the matters that are required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees) and the SEC Rule 2-07. Deloitte & Touche LLP has provided to the committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence, and the committee discussed with Deloitte & Touche LLP the firm’s independence, including the matters in those written disclosures. The committee also discussed with Deloitte & Touche LLP the overall scope and plans for its audit and engagement. The committee considered whether Deloitte & Touche LLP’s provision of non-audit services to the company and its affiliates and the fees and costs billed and expected to be billed by Deloitte & Touche LLP for those services impaired or compromised Deloitte & Touche LLP’s independence and concluded that those services did not. The audit committee has discussed with the company’s internal auditors and with Deloitte & Touche LLP, with and without management present, their respective evaluations of the company’s internal accounting controls and the overall quality of the company’s financial reporting.

In addition, the committee discussed with management, and took into consideration when issuing this report, the Auditor Independence Policy, which prohibits the company or any of its affiliates from entering into most non-audit related consulting arrangements with its independent auditors. The Auditor Independence Policy is discussed in further detail below under “Independent Registered Public Accounting Firm’s Fees.”

Automatic Data Processing, Inc. – Proxy Statement	|	60

Audit Committee Report

Based on the considerations referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended June 30, 2016. In addition, the committee appointed Deloitte & Touche LLP as the independent auditors for the company for the fiscal year 2017, subject to the ratification by the stockholders at the 2016 Annual Meeting of Stockholders.

Audit Committee of the Board of Directors

Eric C. Fast, Chair
Ellen R. Alemany
Richard T. Clark
Linda R. Gooden

August 2, 2016

61	|	Automatic Data Processing, Inc. – Proxy Statement

Independent Registered Public Accounting Firm’s Fees

In addition to retaining Deloitte & Touche LLP to audit the consolidated financial statements for fiscal year 2016, the audit committee retained Deloitte & Touche LLP to provide various services in fiscal year 2016 and fiscal year 2015. The aggregate fees billed by Deloitte & Touche LLP in fiscal year 2016 and fiscal year 2015 for these various services were:

Type of Fees	FY 2016	FY 2015
	($ in thousands)
Audit Fees	$8,125	$8,231
Audit-Related Fees	50	2,160
Tax Fees	523	1,894
All Other Fees	670	210
Total	$9,368	$12,495

In the above table, in accordance with the SEC definitions, “audit fees” are fees we paid Deloitte & Touche LLP for professional services for the audit of the company’s consolidated financial statements included in our annual report on Form 10-K and review of financial statements included in our quarterly reports on Form 10-Q, services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements or any other services performed by Deloitte & Touche LLP to comply with generally accepted auditing standards; “audit-related fees” are fees billed by Deloitte & Touche LLP for assurance and related services that are typically performed by the independent public accountant (e.g., due diligence services, employee benefit plan audits and internal control reviews), and, in fiscal year 2015, for audit services rendered in connection with the spin-off of the company’s Dealer Services business; “tax fees” are fees for tax compliance, tax advice and tax planning, and, in fiscal year 2015, for tax services rendered in connection with the spin-off of the company’s Dealer Services business; and “all other fees” are fees billed by Deloitte & Touche LLP to the company for any services not included in the first three categories.

The board of directors has adopted an auditor independence policy that prohibits our independent auditors from providing:

●	bookkeeping or other services related to the accounting records or financial statements of the company;
●	financial information systems design and implementation services;
●	appraisal or valuation services, fairness opinions or contribution-in-kind reports;
●	actuarial services;
●	internal audit outsourcing services;
●	management functions or human resources services;
●	broker or dealer, investment adviser or investment banking services;
●	legal services and expert services unrelated to the audit; and
●	any other service that the Public Company Accounting Oversight Board or the Securities and Exchange Commission determines, by regulation, is impermissible.

The audit committee has adopted a policy requiring that all audit, audit-related and non-audit services be pre-approved by the audit committee. All services provided to us by the independent auditors in fiscal year 2016 and fiscal year 2015 were pre-approved by the audit committee. The independent auditors may only perform non-prohibited non-audit services that have been specifically approved in advance by the audit committee, regardless of the dollar value of the services to be provided. In addition, before the audit committee will consider granting its approval, the company’s management must have determined that such specific non-prohibited non-audit services can be best performed by the independent auditors based on its in-depth knowledge of our business, processes and policies. The audit committee, as part of its approval process, considers the potential impact of any proposed work on the independent auditors’ independence.

Automatic Data Processing, Inc. – Proxy Statement	|	62

Proposal 3 Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, stockholders will vote on the ratification of the appointment by the audit committee of Deloitte & Touche LLP, an independent registered public accounting firm, as the independent certified public accountants to audit the accounts of the company and its subsidiaries for the fiscal year that began on July 1, 2016. Deloitte & Touche LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. He or she will be available to answer appropriate questions.

Stockholder Approval Required

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon at the meeting of stockholders is required to ratify Deloitte & Touche LLP’s appointment as the company’s independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

63	|	Automatic Data Processing, Inc. – Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that during the fiscal year ended June 30, 2016, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to our non-employee directors, officers and beneficial owners have been complied with.

Stockholder Proposals

If a stockholder intends to submit any proposal for inclusion in the company’s proxy statement for the company’s 2017 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proposal must be received by the corporate secretary of the company no later than May 25, 2017. To be eligible to submit such a proposal for inclusion in the company’s proxy materials for an annual meeting of stockholders pursuant to Rule 14a-8, a stockholder must be a holder of either: (1) at least $2,000 in market value or (2) 1% of the company’s shares of common stock entitled to be voted on the proposal, and must have held such shares for at least one year, and continue to hold those shares through the date of such annual meeting. Such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders’ proposals, including Rule 14a-8, including the permissible number and length of proposals, the circumstances in which the company is permitted to exclude proposals and other matters governed by such rules and regulations.

Advance Notice

Separate from the requirements of Rule 14a-8, relating to the inclusion of a stockholders’ proposal in the company’s proxy statement, the company’s amended and restated by-laws require advance notice for a stockholder to bring nominations of directors (other than a proxy access nomination, which is described below) or any other business to be considered at any annual meeting of stockholders. Specifically, our amended and restated by-laws require that stockholders wishing to nominate candidates for election as directors or propose any other business to be considered at our 2017 Annual Meeting of Stockholders must notify the company of their intent in a written notice delivered to the company in care of the company’s corporate secretary at our principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the 2016 Annual Meeting of Stockholders, or November 8, 2017.

As a result, in order for the notice given by a stockholder to comply with our amended and restated by-laws, it must be received no earlier than July 11, 2017, and no later than on August 10, 2017, unless the date of our 2017 Annual Meeting of Stockholders occurs more than 30 days before or 60 days after the first anniversary of the 2016 Annual Meeting of Stockholders. In that case, our amended and restated by-laws provide that we must receive the notice no earlier than the 120th day prior to the date of the 2017 Annual Meeting of Stockholders and not later than the 90th day prior to the date of the 2017 Annual Meeting of Stockholders or the tenth day following the day on which we first make a public announcement of the date of the meeting.

Proxy Access

On August 2, 2016, the board of directors amended and restated our by-laws to adopt proxy access provisions that permit a stockholder, or a group of up to twenty stockholders, that owns 3% or more of our stock continuously for at least three years, to nominate and include in our proxy materials candidates for election as directors. Such stockholder or group may nominate up to the greater of two individuals or 20% of our board of directors, provided that the stockholder or group and the nominee(s) satisfy the requirements specified in our by-laws. In order to be properly brought before the 2017 Annual Meeting of Stockholders, a stockholder’s

Automatic Data Processing, Inc. – Proxy Statement	|	64

Stockholder Proposals

notice of nomination of one or more director candidates pursuant to the proxy access provisions of our amended and restated by-laws must be received by no earlier than April 25, 2017 and no later than May 25, 2017 (i.e., no earlier than the 150th day and no later than the 120th day prior to the first anniversary of the date our definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders), unless the date of our 2017 Annual Meeting of Stockholders occurs more than 30 days before or 60 days after the first anniversary of the 2016 Annual Meeting of Stockholders. In that case, our amended and restated by-laws provide that we must receive the notice no earlier than the 180th day prior to the date of the 2017 Annual Meeting of Stockholders and not later than the 90th day prior to the date of the 2017 Annual Meeting of Stockholders or the tenth day following the day on which we first make a public announcement of the date of the meeting.

Stockholder’s Notice

To be in proper form, a stockholder’s notice must also include the specified information described in our amended and restated by-laws. You may contact our corporate secretary at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to advance notice or proxy access.

If a stockholder’s nomination or proposal is not in compliance with the requirements set forth in our amended and restated by-laws, the company may disregard such nomination or proposal.

65	|	Automatic Data Processing, Inc. – Proxy Statement

Electronic Delivery of Future Stockholder Communications

If you receive this proxy statement and our annual report on Form 10-K for the fiscal year ended June 30, 2016 by mail, we strongly encourage you to elect to view future proxy statements and annual reports over the Internet and save the company the cost of producing and mailing these documents. If you vote your shares over the Internet this year, you will be given the opportunity to choose electronic access at the time you vote. You can also choose electronic access by visiting the Investor Relations section of our website at www.adp.com, or following the instructions that you will receive in connection with next year’s annual meeting of stockholders. Stockholders who choose electronic access will receive an e-mail next year containing the Internet address to use to access the proxy statement and annual report on Form 10-K. Your choice will remain in effect until you cancel it. You do not have to elect Internet access each year.

For the Board of Directors
Michael A. Bonarti
Secretary

Roseland, New Jersey
September 22, 2016

Automatic Data Processing, Inc. – Proxy Statement	|	66

AUTOMATIC DATA PROCESSING, INC.
1 ADP BOULEVARD
ROSELAND, NJ 07068

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ADMISSION TICKET Please retain and present this top portion of the proxy card as your admission ticket together with a valid picture identification to gain admittance to the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E13741-P82523	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AUTOMATIC DATA PROCESSING, INC.				For All	Withhold All	For All Except

The Board of Directors recommends a vote FOR the following:

1.	Election of Directors			☐	☐	☐

	Nominees:

	01)	Peter Bisson	06)	R. Glenn Hubbard
	02)	Richard T. Clark	07)	John P. Jones
	03)	Eric C. Fast	08)	William J. Ready
	04)	Linda R. Gooden	09)	Carlos A. Rodriguez
	05)	Michael P. Gregoire	10)	Sandra S. Wijnberg
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote FOR the following proposals:		For	Against	Abstain

2.	Advisory Vote on Executive Compensation.	☐	☐	☐

3.	Ratification of the Appointment of Auditors.	☐	☐	☐

NOTE: The proxies will vote in their discretion upon any and all other matters which may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

September 22, 2016

Dear Stockholder:

       You are cordially invited to join us at the 2016 Annual Meeting of Stockholders of Automatic Data Processing, Inc. This year’s meeting will be held at the corporate offices of the Company at One ADP Boulevard, Roseland, New Jersey, on Tuesday, November 8, 2016, starting at 10:00 a.m. I hope you will be able to attend. At the meeting, we will (i) elect directors, (ii) hold an advisory vote on executive compensation, and (iii) vote on the ratification of the appointment of auditors.

       It is important that these shares be voted, whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign and return your proxy form in the enclosed, postage-paid return envelope as promptly as possible. Alternatively, you may vote by phone or the Internet, as described on the reverse side. If you date, sign and return your proxy form without specifying your choices, these shares will be voted in accordance with the recommendation of the Company's directors.

       Please retain and present this top portion of the proxy card as your admission ticket together with a valid picture identification to gain admittance to the meeting. This ticket will admit only the stockholder listed on the reverse side and is not transferable. If these shares are held in the name of your broker or bank or you received your proxy materials electronically, you will need to bring evidence of the stock ownership, such as the most recent brokerage account statement.

       As in the past years, we will discuss the business of the Company and its subsidiaries during the meeting. I welcome your comments and suggestions, and we will provide time during the meeting for questions from stockholders. I am looking forward to seeing you at the meeting.

Sincerely,

Carlos A. Rodriguez President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document containing Notice of 2016 Annual Meeting of Stockholders, Proxy Statement and
Annual Report on Form 10-K is available at www.proxyvote.com.

E13742-P82523

Proxy

This proxy is solicited on behalf of the Board of Directors

Properly executed proxies received by the day before the cut-off date or the meeting date will be voted as marked and, if not marked, will be voted FOR the election of the nominees listed in the accompanying Proxy Statement and FOR proposals (2) and (3) on the reverse side.

The undersigned hereby appoints John P. Jones and Carlos A. Rodriquez, and each of them, attorneys and proxies with full power of substitution, in the name, place and stead of the undersigned, to vote as proxy at the 2016 Annual Meeting of Stockholders of Automatic Data Processing, Inc. to be held at the corporate offices of the Company, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY, on Tuesday, November 8, 2016 at 10:00 a.m., or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to cast if personally present. If shares of Automatic Data Processing, Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Automatic Data Processing, Inc. Common Stock in the undersigned's name and/or account under such Voting Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side. Either of said attorneys and proxies or substitutes, who shall be present at such meeting or at any adjournment or adjournments thereof, shall have all the powers granted to such attorneys and proxies.

Please date, sign and mail the proxy promptly in the self-addressed return envelope which requires no postage if mailed in the United States. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign. Alternatively, you may vote by phone or the Internet, as described in the instructions on the reverse side.

Continued and to be signed on reverse side